SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CASEY’S GENERAL STORES, INC.

(Name of Registrant as Specified In Its Charter)

[Not Applicable]

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[Not Applicable]

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

[Not Applicable]

August 12, 2010

To Our Shareholders:

I am pleased to invite you to attend the annual meeting of shareholders of Casey’s General Stores, Inc. (“Casey’s”) to be held at 9:00 a.m., Central Time, on September 23, 2010, at Casey’s Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa (the “Annual Meeting”).

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be considered and voted upon at the Annual Meeting. At the Annual Meeting, we also will report on our results this past year and our first quarter results for the fiscal year ending April 30, 2011, and you will have an opportunity to ask questions.

This Annual Meeting is of particular importance to all Casey’s shareholders because of the ongoing hostile attempt to take over Casey’s by Alimentation Couche-Tard Inc., a corporation incorporated under the laws of the province of Québec, Canada (“Couche-Tard”). As you may already know, on April 9, 2010, Couche-Tard made an unsolicited proposal to acquire Casey’s at a price of $36 per share, and on June 2, 2010, Couche-Tard, through its wholly owned subsidiary, ACT Acquisition Sub, Inc., commenced an unsolicited tender offer to acquire all outstanding shares of common stock of Casey’s at the same price (the “Couche-Tard Offer”). On July 22, 2010, Couche-Tard increased its offer price under the Couche-Tard Offer to $36.75 per Share.

After careful consideration, including a thorough review of the terms of the Couche-Tard Offer in consultation with Casey’s financial and legal advisors, the Board of Directors unanimously concluded on July 27, 2010 that the Couche-Tard Offer is not in the best interests of Casey’s and its shareholders and other constituencies. The Board believes that the $36.75 per share offer price substantially undervalues Casey’s and that Casey’s industry-leading performance, significant growth opportunities, strong balance sheet and exceptional management and employees can create far greater value for shareholders than that reflected in such offer price.

In an attempt to advance Couche-Tard’s proposal for a business combination with Casey’s, on June 7, 2010, Couche-Tard notified us of, and publicly announced, its intent to nominate and solicit proxies for an opposition slate of nine nominees for election to the Board of Directors at the Annual Meeting. On that date, Couche-Tard also notified us and publicly announced that it intends to present a proposal for shareholder action at the Annual Meeting, which proposal will seek to repeal any new bylaws or amendments to Casey’s Second Amended and Restated Bylaws (the “Bylaws”) that are adopted by the Board, without shareholder approval, after June 10, 2009, and, if adopted, prior to the adoption of Couche-Tard’s proposal by Casey’s shareholders (the “Bylaw Amendment Repeal Proposal”). On July 22, 2010, Couche-Tard filed a preliminary proxy statement with the Securities and Exchange Commission in connection with its previously announced intention to nominate a slate of nine directors for election to the Board and to present its Bylaw Amendment Repeal Proposal. Based upon Couche-Tard’s notice, public announcements and filings, Casey’s believes that Couche-Tard and its affiliates will nominate a full slate of individuals for election to the Board of Directors at the Annual Meeting, will propose adoption of its Bylaw Amendment Repeal Proposal at the Annual Meeting (assuming any new bylaws or amendments to the Bylaws are adopted by the Board of Directors without shareholder approval after the date of the Proxy Statement and prior to the Annual Meeting) and will solicit proxies for these purposes.

As we have previously communicated to you, our Board of Directors and management remain committed to enhancing shareholder value by continuing to execute our strategic plan, which we believe will deliver significantly more value to shareholders than that represented by the Couche-Tard Offer. Any support for Couche-Tard’s nominees or its Bylaw Amendment Repeal Proposal would be an endorsement of the Couche-Tard Offer, which is not in the best interests of Casey’s and its shareholders and other constituencies. Please read the section of the accompanying Proxy Statement entitled “The Couche-Tard Offer” for more information on the Couche-Tard Offer and the reasons for the Board of Directors’ recommendation.

The Board of Directors unanimously recommends that you vote FOR the election of each of the Board of Directors’ nominees named on the enclosed WHITE proxy card and AGAINST Couche-Tard’s Bylaw Amendment Repeal Proposal.

The Board of Directors urges you NOT to vote or submit any blue proxy card sent to you by Couche-Tard or any of its affiliates. If you have previously signed a proxy card from Couche-Tard, you can revoke that earlier proxy and vote for our nominees and/or against Couche-Tard’s Bylaw Amendment Repeal Proposal by following the instructions set forth under “About the Annual Meeting—How to Vote; Submitting Your Proxy; Revoking Your Proxy” in the accompanying Proxy Statement.

We hope all of our shareholders will be able to attend the Annual Meeting. It is important that you be represented, whether or not you plan to attend the Annual Meeting personally. Please promptly complete, sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided to ensure that your vote will be received and counted. Alternatively, you may vote your WHITE proxy card by telephone or through the Internet as described in more detail in the section of the accompanying Proxy Statement entitled “About the Annual Meeting—How to Vote; Submitting Your Proxy; Revoking Your Proxy.”

Your vote is very important to us. If you have questions or require any assistance with voting your shares, please call our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or collect at (212) 929-5500. You can also find all the relevant materials related to the proxy at www.supportcaseys.com.

On behalf of the Board of Directors and Casey’s management, thank you for your support, and we look forward to seeing you at the meeting.

Sincerely,

Robert J. Myers
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 23, 2010

To the Shareholders of Casey’s General Stores, Inc.:

The annual meeting of the shareholders of Casey’s General Stores, Inc., an Iowa corporation (“Casey’s”), will be held at Casey’s Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa, on September 23, 2010, at 9:00 A.M., Central Time (the “Annual Meeting”), for the following purposes:

1.	To elect eight individuals to the Board of Directors;

2.	To ratify the appointment of KPMG LLP as Casey’s independent auditor for the fiscal year ending April 30, 2011;

3.	To consider and act upon the proposal by Alimentation Couche-Tard Inc. (“Couche-Tard”) to repeal any new bylaws or amendments to Casey’s Second Amended and Restated Bylaws (the “Bylaws”) that are adopted by the Board of Directors, without shareholder approval, after June 10, 2009 and, if adopted, prior to the adoption of such proposal by Casey’s shareholders (but only if any new bylaws or amendments to the Bylaws are adopted by the Board of Directors without shareholder approval after the date of the enclosed Proxy Statement and prior to the Annual Meeting); and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

The above matters are described in the Proxy Statement accompanying this Notice. You are urged to read the Proxy Statement carefully, and to vote FOR the Board of Directors’ nominees and AGAINST Couche-Tard’s Bylaw amendment repeal proposal by using one of the following methods, whether or not you plan to attend the Annual Meeting: (a) vote by telephone, (b) vote via the Internet or (c) complete, sign, date and return your WHITE proxy card in the postage-paid envelope provided. Voting instructions are described in more detail in the section of the accompanying Proxy Statement entitled “About the Annual Meeting—How to Vote; Submitting Your Proxy; Revoking Your Proxy.”

We also urge you NOT to vote or submit any blue proxy card sent to you by Couche-Tard or any of its affiliates. You can revoke any such proxy card you may have previously submitted in accordance with the instructions set forth under “About the Annual Meeting—How to Vote; Submitting Your Proxy; Revoking Your Proxy” of the accompanying Proxy Statement.

Only shareholders of record of Casey’s Common Stock at the close of business on July 29, 2010 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Brian J. Johnson

Vice President—Finance and Corporate Secretary

August 12, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Shareholders to be held on September 23, 2010

The Proxy Statement and Annual Report to shareholders are available at

www.edocumentview.com/casy

ABOUT THE ANNUAL MEETING

General

The annual meeting of shareholders of Casey’s General Stores, Inc. (“Casey’s”, the “Company”, “we”, “our” or “us”) will be held at 9:00 a.m., Central Time, on September 23, 2010, at Casey’s Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa (the “Annual Meeting”). The mailing address of the Company’s principal executive offices is P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045. This Proxy Statement and the accompanying WHITE proxy card are first being given or mailed on or about August 12, 2010 to each holder of record of common stock, no par value per share (“Common Stock”), of Casey’s at the close of business on July 29, 2010 (the “Record Date”). On the Record Date, there were 50,969,662 shares of Common Stock outstanding. Each share of Common Stock will be entitled to one vote on all matters.

Casey’s Board of Directors (the “Board of Directors” or “Board”), through this Proxy Statement and the accompanying WHITE proxy card, is soliciting your vote on matters being submitted for shareholder approval at the Annual Meeting and any adjournments or postponements thereof. At the Annual Meeting, shareholders will vote on the election of directors, the ratification of KPMG LLP as Casey’s independent auditor for 2011, the shareholder proposal described below and such other business as may properly come before the Annual Meeting.

This Annual Meeting is of particular importance to all Casey’s shareholders because of the ongoing hostile attempt to take over Casey’s by Alimentation Couche-Tard Inc., a corporation incorporated under the laws of the province of Québec, Canada (“Couche-Tard”). As you may already know, on April 9, 2010, Couche-Tard made an unsolicited proposal to acquire Casey’s at a price of $36 per share, and on June 2, 2010, Couche-Tard, through its wholly owned subsidiary, ACT Acquisition Sub, Inc., an Iowa corporation (“Couche-Tard Sub”), commenced an unsolicited tender offer to acquire all outstanding shares of Common Stock at the same price (the “Couche-Tard Offer”). On July 22, 2010, Couche-Tard increased its offer price under the Couche-Tard Offer to $36.75 per Share.

After careful consideration, including a thorough review of the terms of the Couche-Tard Offer in consultation with Casey’s financial and legal advisors, the Board of Directors unanimously concluded on July 27, 2010 that the Couche-Tard Offer is not in the best interests of Casey’s and its shareholders and other constituencies. The Board believes that the $36.75 per share offer price substantially undervalues Casey’s and that the Company’s industry-leading performance, significant growth opportunities, strong balance sheet and exceptional management and employees can create far greater value for shareholders than that reflected in such offer price.

In an attempt to advance Couche-Tard’s proposal for a business combination with Casey’s, on June 7, 2010, Couche-Tard notified us of, and publicly announced, its intent to nominate and solicit proxies for an opposition slate of nine nominees for election to the Board of Directors at the Annual Meeting. On that date, Couche-Tard also notified us and publicly announced that it intends to present a proposal for shareholder action at the Annual Meeting, which proposal will seek to repeal any new bylaws or amendments to Casey’s Second Amended and Restated Bylaws (the “Bylaws”) that are adopted by the Board, without shareholder approval, after June 10, 2009 and, if adopted, prior to the adoption of Couche-Tard’s proposal by Casey’s shareholders (the “Bylaw Amendment Repeal Proposal”). On July 22, 2010, Couche-Tard filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its previously announced intention to nominate a slate of nine directors for election to the Board and to present its Bylaw Amendment Repeal Proposal. Based upon Couche-Tard’s notice, public announcements and filings, the Company believes that Couche-Tard and its affiliates will nominate a full slate of individuals for election to the Board of Directors at the Annual Meeting, will propose adoption of its Bylaw Amendment Repeal Proposal at the Annual Meeting (assuming any new bylaws or amendments to the Bylaws are adopted by the Board without shareholder approval after the date of this Proxy Statement and prior to the Annual Meeting) and will solicit proxies for these purposes.

As we have previously communicated to you, our Board of Directors and management remain committed to enhancing shareholder value by continuing to execute our strategic plan, which we believe will deliver significantly more value to shareholders than that represented by the Couche-Tard Offer. Any support for Couche-Tard’s nominees or its Bylaw Amendment Repeal Proposal would be an endorsement of the Couche-Tard Offer, which is not in the best interests of Casey’s and its shareholders and other constituencies. Please read the section below entitled “The Couche-Tard Offer” for more information on the Couche-Tard Offer and the reasons for the Board’s recommendation.

The Board of Directors unanimously recommends that you vote FOR the election of each of the Board of Directors’ nominees named on the WHITE proxy card accompanying this Proxy Statement and AGAINST Couche-Tard’s Bylaw Amendment Repeal Proposal.

Please read “About the Annual Meeting—How To Vote; Submitting Your Proxy; Revoking Your Proxy” for more information on how to vote or revoke your proxy.

Nominations by Couche-Tard have NOT been endorsed by the Board of Directors. In addition, Couche-Tard’s Bylaw Amendment Repeal Proposal has NOT been endorsed by the Board.

We urge you NOT to sign or return any blue proxy card that you may receive from Couche-Tard. If you have previously signed a proxy card from Couche-Tard, you can revoke that earlier proxy and vote for our nominees by following the instructions set forth under “About the Annual Meeting—How to Vote; Submitting Your Proxy: Revoking Your Proxy”. The Company is not responsible for the accuracy of any information provided by or relating to Couche-Tard contained in any proxy solicitation materials filed or disseminated by Couche-Tard, or any other statements that it or its affiliates may otherwise make.

The Board of Directors is not aware at this date of any matter proposed to be presented at the Annual Meeting other than the election of directors, the ratification of the selection of the independent auditor and Couche-Tard’s Bylaw Amendment Repeal Proposal (assuming any new bylaws or amendments to the Bylaws are adopted by the Board without shareholder approval after the date of this Proxy Statement and prior to the Annual Meeting). The persons named on the accompanying WHITE proxy card will have discretionary authority to vote on any other matter that is properly presented at the meeting, according to their best judgment.

Securities Entitled to Vote

The only securities eligible to be voted at the Annual Meeting are shares of Common Stock. Only holders of Common Stock at the close of business on the Record Date (July 29, 2010) are entitled to vote. Each share of Common Stock represents one vote, and all shares vote together as a single class. There were 50,969,662 shares of Common Stock issued and outstanding on the Record Date.

Quorum; Vote Required

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Shareholders are entitled to one vote per share. Shares of Common Stock held by shareholders abstaining from voting but otherwise present at the meeting in person or by proxy (“abstentions”) and votes withheld are included in determining whether a quorum is present. Broker shares that are not voted on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner (“broker non-votes”) are included in determining whether a quorum is present.

A majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except as otherwise provided by law or by Casey’s articles of incorporation, and except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

In the election for directors, every shareholder has the right to vote each share of Common Stock owned by such shareholder on the Record Date for as many persons as there are directors to be elected. Cumulative voting is not permitted. To be elected, a director-nominee must receive a plurality of the votes cast at the meeting. Because Couche-Tard has indicated that it will nominate a full slate of candidates for election to the Board of Directors, the Company expects that the number of nominees for election to the Board of Directors at the Annual Meeting will exceed the number of directors to be elected at the Annual Meeting. This means that the eight nominees standing in the election who receive the greatest number of votes cast at the Annual Meeting will be elected as directors. Only votes cast FOR a nominee will be counted. Abstentions, votes withheld and broker non-votes will not be counted as votes cast for such purpose and therefore will have no effect on the results of the election.

The proposal to ratify the selection of the independent auditors must receive a majority of the votes cast at the Annual Meeting. Abstentions will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote.

To be adopted, Couche-Tard’s Bylaw Amendment Repeal Proposal must receive a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote.

How To Vote; Submitting Your Proxy; Revoking Your Proxy

Your vote is very important to the Company. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares today.

You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed proxy. By submitting a proxy, you are legally authorizing another person to vote your shares. The enclosed WHITE proxy card designates Robert J. Myers and William C. Kimball to vote your shares in accordance with the voting instructions you indicate on your WHITE proxy card.

If you submit your executed WHITE proxy card designating Messrs. Myers and Kimball as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board of Directors’ recommendations, which are described in this Proxy Statement. In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement), then each of these individuals will have the authority to vote your shares on those matters in accordance with his discretion and judgment. The Board of Directors currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

We urge you to vote by doing one of the following:

•

Vote by Mail: You can vote your shares by mail by completing, signing, dating and returning your WHITE proxy card in the postage-paid envelope provided. In order for your proxy to be validly submitted and for your shares to be voted in accordance with your instructions, please mail your WHITE proxy card in sufficient time for it to be received by the morning of September 23, 2010.

•

Vote by Telephone: You can also vote your shares by calling the number (toll-free) indicated on your WHITE proxy card at any time on a touch-tone telephone and following the recorded instructions. If you submit your proxy by telephone, then you may submit your voting instructions up until 11:59 p.m., Eastern Time, on September 22, 2010. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record to determine whether you will be able to vote by telephone.

•	Vote by Internet: You can vote your shares via the Internet by going to the Web site address for Internet voting indicated on your WHITE proxy card and following the steps outlined on the secure

Web site. If you submit your proxy via the Internet, then you may submit your voting instructions up until 11:59 p.m., Eastern Time, on September 22, 2010. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record to determine whether you will be able to vote via the Internet.

If you hold shares through the Company’s 401(k) Plan (the “KSOP”), such shares are not registered in your name, and your name will not appear in the Company’s register of shareholders. Instead, your shares are registered in the name of a trust, which is administered by Principal Trust Company (the “Trustee”). Only the Trustee will be able to vote your shares (even if you personally attend the meeting). You can direct the voting of the shares allocated to your accounts on the Internet, by telephone or by returning the WHITE proxy card in the envelope provided, but cannot direct the voting of your KSOP shares in person at the meeting. If voting instructions for shares in the KSOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which voting instructions are returned by the other participants in the KSOP. Accordingly, you are urged to give instructions to the Trustee to vote for the Board’s nominees and against Couche-Tard’s Bylaw Amendment Repeal Proposal. To allow sufficient time for the Trustee to tabulate the vote of the KSOP shares, participant instructions must be received before 11:59 p.m., Eastern Time, on September 20, 2010.

The Board of Directors urges you NOT to sign or return any blue proxy card that may be sent to you by Couche-Tard, even as a protest. Withholding authority to vote for Couche-Tard’s nominees on a blue proxy card that Couche-Tard may send you is not the same as voting FOR the Board of Directors’ nominees on the WHITE proxy card. Even a vote against Couche-Tard’s nominees on Couche-Tard’s blue proxy card will cancel any previous proxy submitted by you. Similarly, a vote against Couche-Tard’s Bylaw Amendment Repeal Proposal on Couche-Tard’s blue proxy card will cancel any proxy you have previously submitted. The Board unanimously recommends that you vote against Couche-Tard’s Bylaw Amendment Repeal Proposal; however, if you wish to vote for such proposal and for the Board of Directors’ nominees, you must use the WHITE proxy card to submit your vote.

If you have previously submitted a blue proxy card that may have been sent to you by Couche-Tard, you may change any vote you may have cast in favor of Couche-Tard’s nominees and/or the Bylaw Amendment Repeal Proposal and vote in favor of the Board of Directors’ nominees and upon the Bylaw Amendment Repeal Proposal by following the instructions on the WHITE proxy card to vote by telephone or via the Internet, or by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by attending the Annual Meeting and voting your shares in person. If your shares are registered in the “street name” of a bank, broker or other holder of record, please contact the applicable bank, broker or record holder for instructions on how to change or revoke your vote.

Your proxy is revocable. If you are a shareholder of record, after you have submitted your WHITE proxy card, you may revoke it by mail before the Annual Meeting by sending a written notice to Brian J. Johnson, Vice President—Finance and Corporate Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045. If you wish to revoke your submitted WHITE proxy card and submit new voting instructions by mail, then you must sign, date and mail a new WHITE proxy card with your new voting instructions. Please mail any new WHITE proxy card in sufficient time for it to be received by the morning of September 23, 2010. If you are a shareholder of record and you voted your WHITE proxy card by telephone or via the Internet, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 11:59 p.m., Eastern Time, on September 22, 2010. You also may revoke your WHITE proxy card by attending the Annual Meeting and voting your shares in person. Attending the Annual Meeting without taking one of the actions above will not revoke your proxy. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote.

Your vote is very important to the Company. If you do not plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your completed WHITE proxy card prior to the Annual Meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions. Even if you plan to attend the Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “Nominee”), then your name will not appear in the Company’s register of shareholders. Your Nominee, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your Nominee, your Nominee will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as broker non-votes). The election of directors will be a “non-discretionary” item for any Nominee holding shares on your behalf. In addition, if Couche-Tard solicits proxies for its Bylaw Amendment Repeal Proposal, then such proposal will be a “non-discretionary” item. As a result, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted, your Nominee will not be able to vote your shares in the election of directors or on Couche-Tard’s Bylaw Amendment Repeal Proposal, and your shares will not be voted in the election of directors or on Couche-Tard’s Bylaw Amendment Repeal Proposal. Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your Nominee unless you have a proxy from your Nominee. If you do not provide instructions to your Nominee and your Nominee does not vote your shares on your behalf with respect to the ratification of the selection of the independent auditors (which is a “discretionary” item), your shares will not be counted in determining whether a quorum is present for the Annual Meeting. If your Nominee exercises its “discretionary” authority to vote your shares on the ratification of the selection of the independent auditors, your shares will be counted in determining whether a quorum is present for all matters presented at the Annual Meeting. We urge you to provide instructions to your Nominee so that your votes may be counted on these important matters. We urge you to vote your shares for the Board’s nominees and against Couche-Tard’s Bylaw Amendment Repeal Proposal by following the instructions provided on the enclosed WHITE proxy card and returning the WHITE proxy card to your Nominee to ensure that your shares will be voted on your behalf for the Board’s nominees and against Couche-Tard’s Bylaw Amendment Repeal Proposal. Please contact your Nominee for the deadlines for submission of your vote. Your proxy is revocable. Please contact your Nominee for instructions on how to change or revoke your vote.

If you have questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. (“MacKenzie”) at:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

Call Collect (212) 929-5500

Or

Call Toll Free (800) 322-2885

Email: caseys@mackenziepartners.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Proxy Statement and the 2010 Annual Report to Shareholders are available on the Company’s Web site at www.caseys.com. You can also find all the relevant materials at www.supportcaseys.com.

Information on how to obtain directions for attendance at the Annual Meeting and to vote in person are available by contacting Brian J. Johnson, Vice President—Finance and Corporate Secretary, at (515) 965-6587 or MacKenzie, toll free at (800) 322-2885 or collect at (212) 929-5500.

Or

You may write to us at:

Casey’s General Stores, Inc.

Corporate Secretary

P.O. Box 3001

One Convenience Blvd.

Ankeny, Iowa 50021-8045

The Company makes available, free of charge on its Web site, this Proxy Statement, the Annual Report to Shareholders, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after these documents are electronically filed with, or furnished to, the SEC. These documents are posted on the Web site at www.caseys.com. Select the “Investors” link and choose “SEC Filings”.

THE COUCHE-TARD OFFER

BACKGROUND OF THE COUCHE-TARD OFFER

On October 6, 2009, Mr. Robert J. Myers, President and Chief Executive Officer of Casey’s, had a telephone conversation with Mr. Alain Bouchard, President and Chief Executive Officer of Couche-Tard, that was intended to be a discussion regarding how credit card interchange fees are impacting the convenience store industry. During that call, Mr. Bouchard asked Mr. Myers if Casey’s would consider a strategic alliance with Couche-Tard. Mr. Myers said that the Company was excited about its strategic plan and was not interested in such an alliance.

On November 16, 2009, Mr. Myers and Mr. Bouchard had a telephone conversation during which Mr. Bouchard suggested that a strategic alliance between Casey’s and Couche-Tard would be beneficial for both companies. Mr. Myers informed Mr. Bouchard that the Company was not interested in such an alliance, and advised Mr. Bouchard to put any offer he wished to make in writing for submission to the Board for consideration. At a December 2, 2009 meeting of the Board, the Board discussed the conversation between Mr. Bouchard and Mr. Myers and considered the possibility of retaining Goldman, Sachs & Co. (“Goldman Sachs”) to advise the Company in connection with potential acquisition proposals. On January 8, 2010, the Executive Committee of the Board (the “Executive Committee”) met to approve a form of engagement letter with Goldman Sachs for that purpose.

On March 9, 2010, Mr. Myers received a letter from Mr. Bouchard. The letter contained a non-binding proposal to acquire 100% of the outstanding shares of Common Stock at a price of $36.00 per share in cash.

That same day, Mr. Myers notified the Board and other members of senior management of Couche-Tard’s unsolicited proposal.

On March 10, 2010, the Executive Committee met by telephone with representatives from Ahlers & Cooney, P.C. (“Ahlers”), the Company’s legal advisor. During this meeting, the participants discussed Couche-Tard’s proposal. Later that day, Mr. Myers sent an email to Mr. Bouchard acknowledging receipt of Couche-Tard’s proposal.

On March 12, 2010 and March 15, 2010, the Executive Committee met by telephone to discuss the retention of advisors.

On March 23, 2010, at a regularly scheduled meeting of the Board in Ankeny, Iowa, and again on March 25, 2010, at a meeting of the Board held by teleconference, the Board met with members of senior management, as well as representatives of Ahlers and Cravath, Swaine & Moore LLP (“Cravath”, and together with Ahlers, the “Legal Advisors”), the Company’s legal advisors, and Goldman Sachs (together with the Legal Advisors, the “Advisors”), the Company’s financial advisor. The Advisors presented to the Board an overview of Couche-Tard’s proposal, and the Legal Advisors provided a review of the legal responsibilities of directors in considering matters such as Couche-Tard’s proposal, the other “community interest” factors that may be taken into account in considering acquisition proposals under Iowa law and the process for evaluating the proposal. The Board carefully considered the strategic, financial and legal aspects of Couche-Tard’s proposal and the nature and timing of the proposal. On March 25, 2010, at a meeting of the Board held by teleconference, the Board unanimously determined that Couche-Tard’s proposal was not in the best interests of the Company and unanimously determined to reject such proposal.

On March 29, 2010, Mr. Myers sent a letter to Mr. Bouchard rejecting Couche-Tard’s proposal.

On March 30, 2010, Mr. Myers received a letter from Mr. Bouchard reaffirming Couche-Tard’s interest in acquiring Casey’s.

On April 5, 2010, at a meeting of the Board held by teleconference, the Board met with members of senior management and representatives of the Advisors. During this meeting, the participants discussed the March 30th letter from Mr. Bouchard and the potential impact of Couche-Tard’s proposal on the Company’s shareholders, employees and other constituencies. After discussion, the Board unanimously determined that Couche-Tard’s proposal was not in the best interests of the Company and unanimously determined to reject such proposal.

On April 7, 2010, Mr. Myers sent a letter to Mr. Bouchard confirming the Board’s rejection of Couche-Tard’s proposal.

On April 9, 2010, Mr. Bouchard sent a letter to the Board, and Couche-Tard issued a press release that included the letter and publicly disclosed the terms of the Couche-Tard proposal.

Later that day, Mr. Myers sent a response letter to Mr. Bouchard, and Casey’s issued a press release that included the letter and described the Board’s reasons for rejecting the Couche-Tard proposal.

On June 2, 2010, Couche-Tard and Couche-Tard Sub commenced the Couche-Tard Offer by filing a Tender Offer Statement on Schedule TO (as amended, the “Couche-Tard Schedule TO”) with the SEC and issued a press release announcing the commencement of the Couche-Tard Offer and Couche-Tard’s intention to nominate and solicit proxies for the election of a slate of nine directors at the Annual Meeting.

Later that day, Casey’s issued a press release advising its shareholders not to take any action regarding the Couche-Tard Offer.

On June 6, 2010, the Board met by telephone with members of senior management and representatives of the Advisors. After a thorough review of the terms and conditions of the Couche-Tard Offer, the Board, by the affirmative vote of all those present, concluded that the Couche-Tard Offer is not in the best interests of Casey’s and its shareholders and other constituencies, and that shareholders should reject the Couche-Tard Offer and not tender their shares of Common Stock in the Couche-Tard Offer. In reaching this conclusion, the Board considered, among other things, the advice of its financial advisor, Goldman Sachs.

On June 7, 2010, Couche-Tard issued a press release announcing its intention to nominate the following slate of nine candidates for election to the Board: (i) Howard W. Bates, (ii) Jeffrey N. Brown, (iii) Hugh L. Cooley, (iv) G. Terrence Coriden, (v) Mickey Kim, (vi) David O. Mann, (vii) Kevin J. Martin, (viii) David B. McKinney and (ix) Marc E. Rothbart and to present the Bylaw Amendment Repeal Proposal. That same day, Couche-Tard sent a letter to Casey’s regarding the proposal and nominations.

Later that day, Casey’s issued a press release announcing that the Board would evaluate Couche-Tard’s submission and candidates consistent with the Bylaws.

On June 8, 2010, Casey’s filed a Solicitation/Recommendation Statement on Schedule 14D-9 (as amended, the “Schedule 14D-9”) with the SEC containing the Board’s recommendation that Casey’s shareholders not tender into the Couche-Tard Offer.

On June 9, 2010, Casey’s received notice from Couche-Tard that Couche-Tard intended to file a Notification and Report Form with respect to the Couche-Tard Offer with the Department of Justice, Antitrust Division and the Federal Trade Commission (the “FTC”) on June 10, 2010.

On June 11, 2010, Casey’s filed a complaint in the United States District Court for the Southern District of Iowa against Couche-Tard alleging that Couche-Tard violated the federal securities laws in connection with the

Couche-Tard Offer by perpetrating a market manipulation scheme. On June 18, 2010, Couche-Tard filed its answer and affirmative defenses to the Casey’s complaint, and also asserted various counterclaims against Casey’s.

On June 21, 2010, Couche-Tard stated in an amendment to the Couche-Tard Schedule TO that it had notified the FTC that it would voluntarily withdraw its Notification and Report Form effective as of June 24, 2010.

On July 1, 2010, Casey’s received notice from Couche-Tard that Couche-Tard intended to file a Notification and Report Form with respect to the Couche-Tard Offer with the Department of Justice, Antitrust Division and the FTC on July 6, 2010.

On July 7, 2010, Casey’s received notice from Couche-Tard that Couche-Tard was withdrawing its notice to Casey’s of its intent to file a Notification and Report Form with respect to the Couche-Tard Offer dated July 1, 2010.

On July 12, 2010, Couche-Tard announced that it had extended the Couche-Tard Offer, which was scheduled to expire at 12:00 midnight, Eastern Time, on July 9, 2010 until 5:00 p.m., Eastern Time, on August 6, 2010, unless further extended. All other terms and conditions of the Couche-Tard Offer remained unchanged.

On July 22, 2010, Couche-Tard announced that it had increased its offer price under the Couche-Tard Offer to $36.75 per share of Common Stock and filed an amendment to the Couche-Tard Schedule TO with the SEC. On the same day, Couche-Tard filed a preliminary proxy statement with the SEC in connection with its previously announced intention to nominate a slate of nine directors for election to the Board and to present its Bylaw Amendment Repeal Proposal. Also that day, Casey’s issued a press release advising its shareholders not to take any action regarding the revised Couche-Tard Offer.

On July 27, 2010, the Board met with members of senior management and representatives of the Advisors. After a thorough review of the terms and conditions of the revised Couche-Tard Offer, the Board, by unanimous vote, concluded that the revised Couche-Tard Offer is not in the best interests of Casey’s and its shareholders and other constituencies, and that shareholders should reject the revised Couche-Tard Offer and not tender their shares of Common Stock in the revised Couche-Tard Offer. In reaching this conclusion, the Board considered, among other things, the advice of its financial advisor, Goldman Sachs.

On July 28, 2010, Casey’s issued a press release announcing that the Board had unanimously approved a $500 million recapitalization plan to be executed through a modified “Dutch auction” self-tender offer at a price of $38.00 to $40.00 per share of Common Stock, which would be funded through a combination of debt financing and available cash.

On July 29, 2010, Casey’s commenced the self-tender offer for up to $500 million in value of shares of Common Stock in a “modified Dutch auction” at a price of $38.00 to $40.00 per share of Common Stock (the “Self-Tender Offer”) by filing an Issuer Tender Offer Statement on Schedule TO (as amended, the “Self-Tender Schedule TO”) with the SEC.

On August 2, 2010, Couche-Tard announced that it had extended the Couche-Tard Offer, which was scheduled to expire at 5:00 p.m., Eastern Time, on August 6, 2010 until 5:00 p.m., Eastern Time, on August 30, 2010, unless further extended. All other terms and conditions of the Couche-Tard Offer remained unchanged.

On August 10, 2010, Casey’s announced the issuance of 5.22% Senior Notes due 2020 (the “Notes”) in a private placement in an aggregate principal amount of $569 million, the proceeds of which will be used to fund the purchase of shares of Common Stock in the Self-Tender Offer and for certain other purposes.

REASONS FOR RECOMMENDATION

In consultation with the Advisors and senior management of the Company, the Board thoroughly considered numerous factors regarding the Couche-Tard Offer, including that:

The Board believes that the Couche-Tard Offer price substantially undervalues Casey’s and that the Company’s industry-leading performance, significant growth opportunities, strong balance sheet and exceptional management and employees can create far greater value for shareholders than that reflected in such offer price.

Consistent industry-leading positive same-store sales growth and stock price performance

•

The Company’s inside same-store sales growth has been positive for 26 consecutive quarters, averaging 5.9% for the five fiscal years ended April 30, 2010, versus the convenience store peer average of 3.5% for the comparable fiscal period. This outstanding performance has been driven by the strength of Casey’s proprietary prepared food program, which has achieved a 8.3% same-store sales growth average over the same five fiscal year period. The Company expects inside same-store sales growth to trend favorably over the remainder of the 2011 fiscal year.

•

The Company’s stock price has consistently outperformed the peer group and the broader market. In the three year period ending April 8, 2010 (the day prior to the public announcement of the Couche-Tard acquisition proposal), Casey’s stock increased 24%, compared to an average decrease of 46% for the convenience store peer group and a decrease of 18% for the S&P 500.

Significant opportunities to further expand its business and geographic footprint through strategic acquisitions and new store openings

•

The Company’s disciplined approach to acquisitions has served it well and helped drive its strong operational and stock price performance. Casey’s will continue to increase the number of stores in its current territory and expand its geographic footprint by opening stores in locations where it can achieve the maximum return on investment. Casey’s is excited about its opportunities to continue its growth trajectory, and the recapitalization plan is entirely consistent with these growth plans.

•

As part of its expansion plans, the Company is seeking to enter into several new states and already has binding commitments in place with respect to its Arkansas expansion. As a result of the Company’s exceptional infrastructure, including the Company’s self-operated distribution network, Casey’s has ample capacity to support the expansion plans.

Improved store economics from new store design and remodel program

•

In fiscal 2009, Casey’s launched an exciting new store design program focused on maximizing its return on the investment in its stores. The new larger store design capitalizes on high-margin, high-turning categories and includes increased cooler capacity, expanded coffee and fountain offerings and a made-to-order sub-sandwich program. Casey’s also incorporates these features into acquired stores wherever possible.

•

To date, including acquired stores, Casey’s has incorporated the features of the new store design in 132 of its approximately 1,500 stores. Initial results have been very positive with significant increases above the chain-wide average in high margin prepared food sales.

Proven ability to effectively implement price increases

•

The Company implemented price increases on certain products within its prepared food program on March 1, 2010. Casey’s expects the price increases to expand margins and incrementally boost prepared food same-store sales by 3-4% in addition to the anticipated positive unit movement. Initial results have been encouraging with an increase in unit sales of the impacted products.

Favorable gas margin environment

•

The Company has sustained gas margins above historic targets. Casey’s has communicated a goal for gas margins of 10.5¢ – 11.0¢ per gallon over the five fiscal years ended April 30, 2010. In recent years, the Company has sustained gas margins well in excess of this goal. The average gas margin per gallon for the five fiscal years ended April 30, 2010 has been 12.5¢ and for the three fiscal years ended April 30, 2010 has been 13.6¢. Casey’s believes that this favorable gas margin environment will continue and has announced a gas margin goal of 13.5¢ for the 2011 fiscal year. Casey’s has exceeded this goal for the first two months of the 2011 fiscal year.

Best-in-class retailer with industry leading margins, double-digit earnings per share growth and a track record of returning value to shareholders

•

Casey’s has industry-leading inside-sales margins. For the fiscal year ended April 30, 2010, the Company’s inside-sales margin was 42%, driven by a 64% margin in the Company’s proprietary prepared food program. This performance significantly exceeds the 34% average inside-sales margin achieved by convenience store peers during the same period.

•

The Company has generated double-digit annual earnings per share growth for the past five fiscal years. The Company’s consistent out-performance in both sales growth and margins has enabled Casey’s to deliver a 18% compounded annual growth rate in earnings per share over the five fiscal years ended April 30, 2010. Net income has almost doubled during that period and was in excess of $116 million for the fiscal year ended April 30, 2010.

•

Casey’s has a track record of returning value to shareholders. Over the past five fiscal years, Casey’s has increased its dividend at a 17.3% compounded annual growth rate. Casey’s increased its dividend again at the start of the 2011 fiscal year, which will result in an increase in the annual dividend of 17.6% over the 2010 fiscal year. The Company’s dividend payout ratio for the fiscal year ended April 30, 2010, was 15%, the highest ratio among industry peers.

Highly differentiated business model, high margin products, strategically complementary distribution system, less volatile sales and customer loyalty

•

Casey’s differentiated business model focuses on meeting the needs, and developing the loyalty, of residents in predominantly smaller communities. Over 60% of the Company’s stores are located in towns with populations of fewer than 5,000. This business model creates very strong awareness of the Casey’s brand among its customers. Casey’s business has thrived on repeat local customer traffic and the Company is not as reliant on transient traffic as some of its more urban-focused competitors.

•

The Company’s industry-leading proprietary prepared food program reinforces customer loyalty and financial performance. The Company’s proprietary food program leads the industry in terms of profitability and product offering. The Company continues to expand its prepared food product offering with high margin products which drive continued traffic. Prepared food sales also reduce the volatility experienced by other convenience store operators who are more dependent on gasoline and cigarette sales.

•

The Company is one of few convenience store operators to own and operate its own distribution network. All stores are within a highly efficient radius of 500 miles of the distribution center, which has capacity to support over 2,000 stores. This system enables the Company to deal directly with suppliers, reduce costs, and respond quickly to changing consumer tastes.

Couche-Tard is attempting to utilize the strong balance sheet and real estate position built by Casey’s to subsidize the Couche-Tard Offer and transfer value to Couche-Tard’s shareholders.

Casey’s currently has the strongest balance sheet in the convenience store sector

•

Casey’s leverage level is significantly lower than the peer group average. The Company’s strong balance sheet provides Casey’s with flexibility to pursue its significant organic growth opportunities, value creating acquisitions or other transactions that generate value for shareholders, including the recapitalization plan.

•	Casey’s strong balance sheet, and the opportunities that arise from it, is an asset that belongs to Casey’s shareholders and should not be handed over to Couche-Tard.

•

Even after the recapitalization, Casey’s balance sheet will be among the strongest in the convenience store sector with significant opportunities remaining to generate additional value for shareholders.

Casey’s owns the land and buildings for almost the entirety of its operations

•

Casey’s owns the land and buildings for 98% of its approximately 1,500 stores, its corporate headquarters and distribution center. This real estate value is currently embedded within Casey’s and is an asset that belongs to Casey’s shareholders that should not be handed over to Couche-Tard.

Couche-Tard could ultimately use Casey’s owned real estate to subsidize the Couche-Tard Offer

•

The Board believes that if Couche-Tard consummates the Couche-Tard Offer, it would attempt to monetize Casey’s real estate through sale-leaseback transactions, consistent with actions taken by Couche-Tard in prior acquisitions.

•	Couche-Tard should not be permitted to capture the significant value of Casey’s real estate that rightly belongs to Casey’s shareholders.

The timing of the Couche-Tard Offer is highly opportunistic and takes advantage of extraordinary equity market volatility.

The Couche-Tard Offer is intended to take advantage of a temporary valuation dislocation

•

Couche-Tard made its initial proposal at a time when the Company was experiencing a depressed trading multiple due to the impact of the recession and severe weather within the Company’s operating territory.

•	Couche-Tard recognizes this—it has publicly stated its strategy to acquire U.S. companies on the cheap before the economic recovery restores stock prices to their full value.

Casey’s is well-positioned to excel as the economy recovers

•

Casey’s has navigated the downturn successfully and is extremely well-positioned to benefit as the economic recovery continues. Casey’s strong balance sheet and business strengths position the Company to pursue strategic acquisitions and other growth opportunities.

•	The Company also believes that its strong operations, ongoing strategic initiatives and loyal customer base will enable Casey’s to accelerate same store sales growth and overall profitability.

The Couche-Tard Offer represents a low control premium and a low EBITDA multiple, and Couche-Tard has been intentionally selective in the precedents it cites in its comparisons. Moreover, the Couche-Tard Offer does not reflect that Casey’s is recognized as a best-in-class operator and performer in its sector.

The Couche-Tard Offer represents a low premium

•

The 16% premium of the Couche-Tard Offer to Casey’s closing stock price on April 8, 2010, the day prior to the announcement of the Couche-Tard proposal, is significantly lower than the 29% median premium for all cash acquisitions of U.S. companies in transactions valued between $1 billion and $3 billion in 2009 and 2010 to date (of which the median premium in completed hostile bids was 66%).

•

Couche-Tard has asserted that, absent the Couche-Tard Offer, the market value of Casey’s stock would have declined along with the S&P 500 Index and the S&P Retail Index. This assertion is contrary to Casey’s historical performance relative to these indexes. In fact, Casey’s U.S. sector peers have also outperformed both indexes since April 8, 2010, the day before Couche-Tard made its acquisition proposal public. In addition, the research analysts that cover Casey’s included in the Reuters consensus estimates have increased their earnings per share estimates for Casey’s by an average of 11% since April 8, 2010.

The Couche-Tard Offer represents a low EBITDA multiple compared to historical industry trading multiples

•

The earnings before interest, tax, depreciation and amortization (EBITDA) multiple implied by the Couche-Tard Offer is 7.0x LTM EBITDA for the 12 months ended April 30, 2010 (based on Casey’s LTM EBITDA of $273 million, including the addback of a one-time charge of $6.9 million related to the evaluation of the unsolicited offer and related actions by Couche-Tard). The 7.0x LTM EBITDA multiple compares to a five year average LTM EBITDA trading multiple of 7.6x for the convenience store sector (the peer group plus Casey’s), a multiple which does not give effect to any control premium.

•	Couche-Tard’s statements that the Couche-Tard Offer implies a multiple of 7.2x LTM EBITDA continue to inaccurately portray the EBITDA multiple implied by the Couche-Tard Offer.

Couche-Tard has been intentionally selective in the transactions it cites as precedents

•

In its analysis of precedent transactions, Couche-Tard excluded certain higher multiple transactions (including the acquisition of 7-Eleven by IYG Holding in 2005 and Couche-Tard’s own acquisition of Silcorp Limited in 1999).

•

In addition, Couche-Tard made no attempt to adjust its analysis to account for the value of the owned real estate of the target companies it cites. Casey’s owns 98% of its stores while many of the target companies on Couche-Tard’s list owned a meaningfully smaller percentage of their stores.

The Couche-Tard Offer does not fully compensate Casey’s shareholders for the potential synergy value of a combination.

In public statements, Couche-Tard President and Chief Executive Officer Alain Bouchard has recognized that there are “expanded opportunities and resources” available in a combination of Casey’s and Couche-Tard. The Board believes that an acquisition of Casey’s would significantly expand Couche-Tard’s presence in the Midwest and enable Couche-Tard to realize purchasing synergies and administrative cost savings. Given that the Couche-Tard Offer represents a discount to historical standalone trading multiples for the convenience store sector, it is clear that the Couche-Tard Offer does not provide value for these realizable synergy opportunities to Casey’s shareholders.

The Board believes the recapitalization plan will generate significant value for Casey’s shareholders and is financially prudent given the Company’s strong balance sheet and careful use of capital.

•	The $500 million recapitalization plan will generate significant value and enhanced returns for Casey’s shareholders while permitting Casey’s to continue executing on its strategic growth initiatives.

•

The recapitalization plan will be highly accretive to Casey’s diluted earnings per share at all purchase prices in the proposed range, and shareholders will be given the option to continue participating in the Company’s substantial upside.

•

Casey’s expects that the recapitalization plan will not interfere with its ability to pursue its strategic growth plan and that Casey’s will have post-recapitalization debt levels that compare favorably to peer companies in the sector and minimal rental expense.

The Couche-Tard Offer is highly conditioned and raises the question of whether the Couche-Tard Offer will ever close.

Multiple conditions

•

The Couche-Tard Offer is expressly conditioned on Couche-Tard having available financings that are sufficient, together with cash on hand, to consummate the Couche-Tard Offer and the follow-up merger of Couche-Tard Sub with and into Casey’s, to refinance all debt at Casey’s and any debt at Couche-Tard which may come due as a result of the Couche-Tard Offer and the follow-up merger and to pay all related fees and expenses.

•

The Couche-Tard Offer is conditioned on none of the Dow Jones Industrial Average, the Standard & Poor’s Index of 500 Industrial Companies or the NASDAQ-100 declining in excess of 15% from the close of business on June 1, 2010. Given the extraordinary ongoing volatility in equity markets, such an event could unfold and Couche-Tard would not be obligated to consummate the Couche-Tard Offer.

•

The Couche-Tard Offer is conditioned on Casey’s not taking certain actions that are within the normal course of business operations. This includes conditions that Casey’s does not grant any options or other forms of equity compensation.

•

The Couche-Tard Offer is conditioned on Casey’s not declaring any dividends during the term of the Couche-Tard Offer, including its regular quarterly dividend. On June 10, 2010, Casey’s declared its regular quarterly dividend payable on August 16, 2010.

Over three months into their “offer”, Couche-Tard still has no committed financing

•

Instead, Couche-Tard has merely indicated that it plans on obtaining the necessary funds from a combination of cash on hand, borrowings under existing credit facilities and new financings that it will seek to obtain. As of its fiscal year ended April 25, 2010, Couche-Tard has only $220.9 million of cash on hand and $622.0 million available under existing credit agreements. Assuming none of this cash or credit agreement capacity was required to run the Couche-Tard business, that still leaves approximately $1.1 billion (or 56%) of Couche-Tard’s estimated $1.9 billion of financing needs in question.

•	If adequate financing is not arranged, Couche-Tard will not be able to pay the Couche-Tard Offer price.

•

Couche-Tard has explicitly acknowledged that the risk associated with this financing condition is significant as it has stated in the Couche-Tard Schedule TO, “We cannot guarantee that Alimentation Couche-Tard will be able to obtain financings necessary to satisfy the financing condition to the consummation of the offer, particularly in light of the current economic conditions in the U.S. and Canada.”

The effect of these numerous significant conditions is that the Couche-Tard Offer may be illusory and stockholders cannot be assured that Couche-Tard will consummate the Couche-Tard Offer.

Couche-Tard is using questionable tactics in an attempt to facilitate its inadequate Couche-Tard Offer. It accumulated a significant position in Casey’s with stealth and then traded out of almost its entire stake.

•

Prior to April 9, 2010 (the date that Couche-Tard made public its offer to acquire Casey’s), Couche-Tard had accumulated a stake of 1,975,362 shares of Common Stock through a third party brokerage account, which represented approximately 3.9% of the issued shares of Common Stock.

•

Shortly after Couche-Tard made public its offer of $36 per share of Common Stock on April 9, it sold almost all of its shares of Common Stock at an average price of $38.43 per share of Common Stock, thereby profiting on the market’s reaction to Couche-Tard’s public announcement of its own offer. The sale resulted in a gain (net of expenses) of approximately $13.9 million, which comprised 20.2% of Couche-Tard’s earnings for the fiscal quarter ended April 25, 2010.

•

The 1,975,000 shares of Common Stock sold by Couche-Tard on April 9, 2010 represented 12.7% of the trading volume in the Common Stock on that day and 17% of the total trading volume in the Common Stock during market hours on that day. Couche-Tard currently owns only 362 shares of Common Stock.

•

Couche-Tard has repeatedly stated that it is committed to buying Casey’s. However, Couche-Tard’s decision to sell a significant ownership stake which would have been helpful to them in a proxy contest raises serious questions about their level of commitment to completing a transaction.

Couche-Tard has sought to mislead Casey’s shareholders with respect to the level of dialogue between Casey’s and Couche-Tard.

•

When Couche-Tard made the Couche-Tard Offer public, it intentionally sought to create the impression that Couche-Tard and Casey’s had been in active dialogue about a Couche-Tard acquisition of Casey’s since the Fall of 2009 by stating, “As we have stated in our prior correspondence, including our initial contact in October 2009…” and “Despite our repeated efforts starting in October 2009 to engage in negotiations …”.

•

These statements are misleading and patently incorrect, as the current record now clearly shows. Couche-Tard made only two phone calls to Casey’s in the Fall of 2009, in which no proposal was made, then opportunistically timed the Couche-Tard Offer as Casey’s business and the economy began to recover.

Couche-Tard has mischaracterized Casey’s employment agreements with its officers.

•	In its public statements, Couche-Tard has mischaracterized the amended change-of-control agreements with Casey’s officers and the new employment agreement with Mr. Myers.

•

All of the change-of-control agreements with Mr. Myers and the other officers were entered into years before Couche-Tard made the Couche-Tard Offer, and the recent updates were not prompted by the Couche-Tard Offer. The new employment agreement with Mr. Myers, which replaced his existing agreement, was entered into to extend the term of Mr. Myers’s employment with Casey’s. The new employment agreement was not prompted by the Couche-Tard Offer, and in fact the terms of the agreement were under discussion prior to Couche-Tard making any offer for Casey’s.

•

The changes in the other agreements with the officers were made in response to federal tax law changes and to provide that severance payments are triggered upon the occurrence of a change in control rather than the shareholder approval of a change in control. These changes result in a net benefit to Casey’s shareholders because, even though the two-year extension of employment will commence at a later time, the Company will not incur severance costs or be required to provide the other change of control benefits with respect to a change of control transaction that is approved by the shareholders but not ultimately consummated. Also, the dollar amounts of the severance packages did not change. The change of control provisions in the amended agreements are no more favorable to the officers, including Mr. Myers, than the terms in their then-existing agreements.

Consummation of the Couche-Tard Offer would adversely impact Casey’s other constituencies.

•

The Board believes that the consummation of the Couche-Tard Offer would have an adverse impact on Casey’s employees, suppliers, creditors, customers and the communities in which Casey’s operates. The Board’s belief is based, among other things, on the differences in the manner in which Casey’s and Couche-Tard are operated and managed, Couche-Tard’s integration of prior acquisitions and Couche-Tard’s stated intention to incur additional indebtedness to finance the Couche-Tard Offer, which would result in Couche-Tard’s increased leverage. Casey’s is continuing to evaluate the impact of the consummation of the Couche-Tard Offer on its various constituencies.

The Board’s reasons and recommendations regarding the Couche-Tard Offer can be found in the Schedule 14D-9 filed with the SEC, which is available at the SEC’s Web site at www.sec.gov. Free copies of any such documents can also be obtained by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045.

COUCHE-TARD’S SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS

In an attempt to advance Couche-Tard’s proposal for a business combination with Casey’s, on June 7, 2010, Couche-Tard notified the Company of, and publicly announced, its intent to nominate and solicit proxies for an opposition slate of nine nominees for election to the Board of Directors at the Annual Meeting. On that date,

Couche-Tard also notified the Company and publicly announced that it intends to present the Bylaw Amendment Repeal Proposal at the Annual Meeting. Based upon Couche-Tard’s notice, public announcements and filings, the Company believes that Couche-Tard and its affiliates will nominate a full slate of individuals for election to the Board of Directors at the Annual Meeting, will propose adoption of its Bylaw Amendment Repeal Proposal at the Annual Meeting (assuming any new bylaws or amendments to the Bylaws are adopted by the Board without shareholder approval after the date of this Proxy Statement and prior to the Annual Meeting) and will solicit proxies for these purposes.

LEGAL PROCEEDINGS IN CONNECTION WITH THE COUCHE-TARD OFFER

Litigation with Couche-Tard

On June 11, 2010, Casey’s filed a complaint (the “Federal Complaint”) against Couche-Tard and Couche-Tard Sub in the United States District Court for the Southern District of Iowa, captioned Casey’s General Stores, Inc. v. Alimentation Couche-Tard Inc., et al., Civil Action 4:10-cv-265, alleging a market manipulation scheme perpetrated by Couche-Tard in an attempt to acquire all outstanding shares of Common Stock at an artificially deflated price. The Federal Complaint seeks, among other relief, (i) a declaration that Couche-Tard’s April 9, 2010, sale of 1,975,000 shares of Common Stock with the intent to artificially depress the market price of the Common Stock was in violation of Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder; (ii) a declaration that Couche-Tard’s April 9, 2010, announcement of its intention to make the Couche-Tard Offer, without disclosing the fact that it held nearly 2,000,000 of Common Stock and intended to sell its holdings of Common Stock after its announcement in order to reap illicit profits and to artificially depress the market price of shares of Common Stock, was in violation of Section 14(e) of the Exchange Act, and Rule 14e-8 promulgated thereunder; and (iii) an injunction barring Couche-Tard from taking further steps to consummate the Couche-Tard Offer and from purchasing shares of Common Stock.

On June 18, 2010, Couche-Tard filed its answer and affirmative defenses to the Federal Complaint, and also asserted various counterclaims against Casey’s and the Board. Couche-Tard asserts claims for breaches of the Board’s fiduciary duties in connection with the Couche-Tard Offer; claims seeking declaratory judgment that certain provisions of the Iowa Business Corporation Act are unconstitutional or preempted by federal law; and claims that Casey’s violated Section 14(e) of the Exchange Act for allegedly making untrue or misleading statements in the Schedule 14D-9. Couche-Tard seeks, among other things, an order requiring the Board to redeem the rights (the “Rights”) to purchase Series A Serial Preferred Stock, no par value per share, of the Company issued pursuant to the Rights Agreement dated as of April 16, 2010 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent, or to amend the Rights Agreement so as to make it inapplicable to the Couche-Tard Offer and to grant approval of Couche-Tard’s proposed acquisition under Iowa’s Business Combination Statute, and an injunction preventing the Board (or anyone working with the Board) from taking any steps to impede the ability of Casey’s shareholders to accept the Couche-Tard Offer or otherwise impede Couche-Tard’s proposed acquisition. Casey’s and the Board believe Couche-Tard’s counterclaims are without merit and intend to defend against them vigorously.

On July 7, 2010, the court ordered that any hearing on the Company’s application for preliminary injunction be held on August 23, 2010, and that the parties complete discovery on any issue relating to the application for preliminary injunction by August 16, 2010. On July 12, 2010, Casey’s filed a motion to dismiss Couche-Tard’s counterclaims. On July 14, 2010, Couche-Tard filed its opposition to Casey’s motion for a preliminary injunction and filed a motion for judgment on the pleadings. On August 2, 2010, Casey’s filed its opposition to Couche-Tard’s motion for judgment on the pleadings.

Shareholder Litigation

On April 28, 2010, a purported class action complaint (the “Mercier Complaint”) was filed in the Iowa District Court in and for Polk County, captioned Mercier v. Casey’s General Stores, Inc., et al., Civil Action No. CE65196, on behalf of a putative class of Casey’s shareholders against Casey’s and the Board. The plaintiff in the Mercier Complaint asserts a claim for breach of fiduciary duty in connection with the Couche-Tard Offer and seeks an order requiring the Board to place Casey’s up for auction and/or to conduct a market check and requiring Casey’s to make full and fair disclosure of all material facts to the class before the completion of an acquisition; a declaration that the Board has breached its fiduciary duties to plaintiff and the class; and an award of fees, expenses and costs. However, pursuant to a stipulation between Casey’s and the plaintiff in such action, Casey’s need not answer or otherwise respond to the Mercier Complaint until such time as the plaintiff either files an amended complaint or informs Casey’s that it does not intend to amend the complaint.

On June 29, 2010, a purported class action complaint (the “Howie Complaint”) was filed in the Iowa District Court in and for Polk County, captioned Howie v. Myers, et al., Civil Action No. CL118607, on behalf of a putative class of Casey’s shareholders against Casey’s and the Board. In the Howie Complaint, the plaintiff asserts a claim for breach of fiduciary duty in connection with the Couche-Tard Offer, and seeks, among other things, an order requiring the Board to undertake an evaluation of alternative transactions and to redeem the Rights, an injunction preventing any material transactions or changes to Casey’s business and assets other than under court supervision and an award of damages as well as fees, expenses and costs. The plaintiffs that filed the Mercier Complaint and the Howie Complaint have each filed a motion to consolidate the two lawsuits and to be appointed lead plaintiff. On August 4, 2010, the Iowa District Court in and for Polk County consolidated the Howie Complaint into the Mercier Complaint and appointed counsel in the Mercier Complaint as lead counsel.

On July 21, 2010, a purported class action complaint (the “Carpenters Pension Trust Complaint”) was filed in the United States District Court for the Southern District of Iowa, captioned Kentucky State District Council of Carpenters Pension Trust Fund v. Myers, et al., Case No. 4:10-cv-00332, on behalf of a putative class of Casey’s shareholders against Casey’s and the Board. In the Carpenters Pension Trust Complaint, the plaintiff asserts a claim for breach of fiduciary duty in connection with the Couche-Tard Offer, and seeks, among other things, a declaration that the Board has breached its fiduciary duties to plaintiff and the class, an injunction preventing the Board from initializing defensive measures which may render the acquisition of Casey’s unduly burdensome or expensive for a potential acquiror, an order requiring the Board to rescind or redeem the Rights or declaring the Rights invalid and invalidating amendments to certain employment agreements, imposition of a constructive trust in favor of plaintiff and the class and an award of plaintiff’s costs.

Casey’s and the Board believe the claims in the Mercier Complaint, the Howie Complaint and the Carpenters Pension Trust Complaint are without merit and intend to defend against them vigorously.

SELF-TENDER OFFER

Summary of the Self-Tender Offer

On July 27, 2010, the Board unanimously approved the Self-Tender Offer. At the maximum purchase price of $40.00 per share of Common Stock, the Company could purchase 12,500,000 shares if the Self-Tender Offer is fully subscribed, which would represent approximately 24.5% of the issued and outstanding Common Stock as of July 29, 2010. At the minimum purchase price of $38.00 per share of Common Stock, the Company could purchase 13,157,894 shares if the Self-Tender Offer is fully subscribed, which would represent approximately 25.8% of the issued and outstanding Common Stock as of July 29, 2010. The Self-Tender Offer commenced on July 29, 2010 and will expire on August 25, 2010, unless extended. On August 10, 2010, the Company announced that it issued the Notes on August 9, 2010 in a private placement in an aggregate principal amount of $569 million. The Company intends to use the net proceeds from the issuance of the Notes to finance the Self-Tender Offer and to pay the fees and expenses in connection with the Self-Tender Offer. In addition, the Company will use approximately $59 million of the proceeds from the sale of the Notes in connection with its prepayment of its outstanding senior notes, with varying interest rates, issued pursuant to a note agreement dated as of April 15, 1999 and its outstanding 7.38% senior notes issued pursuant to a note agreement dated as of December 28, 1995. Any net proceeds of the Notes offering not used for the foregoing purposes will be used for general corporate purposes.

Purpose of the Self-Tender Offer

The Board believes that the Self-Tender Offer will provide shareholders with the opportunity to tender their shares and thereby receive a return of capital if they so elect, without potential disruption to the share price and the usual transaction costs associated with market sales. Alternatively, shareholders may elect not to participate in the Self-Tender Offer and thereby increase their percentage ownership of Casey’s following the completion of the Self-Tender Offer and continue participating in the Company’s substantial upside. The Board expects that consummation of the Self-Tender Offer will be highly accretive to the Company’s diluted earnings per share at all purchase prices in the price range of the Self-Tender Offer, based on the decrease in the number of outstanding Shares, the estimated earnings of the Company in future periods and the cost of the Notes. The Board believes that the Self-Tender Offer and the issuance of the Notes are financially prudent given the Company’s strong balance sheet and careful use of its capital. In addition, the Board believes that the Couche-Tard Offer greatly undervalues the Company, and the Self-Tender Offer provides an opportunity for shareholders to immediately realize a portion of this additional value in cash.

No Offer or Solicitation

This document does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of Casey’s by Casey’s. Offers to purchase or solicitations of offers to sell are being made by Casey’s only pursuant to the Self-Tender Schedule TO that was filed by Casey’s with the SEC in connection with the Self-Tender Offer and related tender offer materials sent by Casey’s to its shareholders, as they may be amended from time to time. CASEY’S SHAREHOLDERS ARE ADVISED TO READ THE SELF-TENDER SCHEDULE TO, THE RELATED TENDER OFFER MATERIALS AND ANY OTHER DOCUMENTS RELATING TO THE SELF-TENDER OFFER THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional Information and Where to Find It

In connection with the Couche-Tard Offer, Couche-Tard has filed certain materials with the SEC, including the Couche-Tard Schedule TO. In response to the Couche-Tard Schedule TO, Casey’s has filed certain materials with the SEC, including the Schedule 14D-9 and the Self-Tender Schedule TO. Investors and security holders may obtain a free copy of the Couche-Tard Schedule TO, the Schedule 14D-9 and the Self-Tender Schedule TO and other documents filed by Casey’s or Couche-Tard with the SEC at the SEC’s Web site at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of each of the Schedule 14D-9 and the Self-Tender Schedule TO, as well as Casey’s related filings with the SEC, from Casey’s by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045, or from MacKenzie by calling toll free at (800) 322-2885 or collect at (212) 929-5500 or by e-mail at caseys@mackenziepartners.com.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Statements made in connection with the Couche-Tard Offer are not subject to the safe harbor protections provided to forward-looking statements under Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended. Forward-looking statements represent the Company’s expectations or beliefs concerning future events that may not prove to be accurate. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements. The forward-looking statements contained herein include, among other things, statements relating to changes in financial markets, general economic conditions within the convenience store sector, growth opportunities, gas, inside-sales and prepared food margins and changes in product offerings. The Company cautions you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-

looking statements, including the risk that the Company’s cash balances and cash generated from operations and financing activities will not be sufficient for the Company’s future liquidity and capital resource needs, competition in the industry in which the Company operates, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for Company products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, disruption and additional costs related to the Couche-Tard Offer and any litigation related thereto, future actions by Couche-Tard in connection with the Couche-Tard Offer, the risk that disruptions or uncertainty from the Couche-Tard Offer will divert management’s time and harm the Company’s relationships with its customers, employees and suppliers, actions taken by the Company in response to, or in connection with, the Couche-Tard Offer, the increased indebtedness that the Company has incurred to purchase shares of Common Stock in the Self-Tender Offer and to pay related fees and expenses; the price at which we ultimately determine to purchase shares of Common Stock in the Self-Tender Offer and the number of shares of Common Stock tendered in the Self-Tender Offer; the price and time at which we may make any additional repurchases of Common Stock following completion of the Self-Tender Offer, the number of shares of Common Stock acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases and the other risks and uncertainties included from time to time in the Company’s filings with the SEC. The Company further cautions you that other factors it has not identified may in the future prove to be important in affecting the Company’s business and results of operations. The Company asks you not to place undue reliance on any forward-looking statements because they speak only of the Company’s views as of the statement dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For a more thorough discussion of these factors, please refer to “Forward-looking Statements” and “Risk Factors” in Casey’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board of Directors currently consists of eight persons. All eight individuals are up for election at the Annual Meeting. Under the Restatement of the Restated and Amended Articles of Incorporation, as amended (the “Restated Articles”), the Board of Directors may consist of up to nine persons, and individuals may be elected by the Board to fill any vacancies or to occupy any new directorships, with such individuals serving in each case until the next annual meeting of shareholders and until a successor is duly elected and qualified.

Couche-Tard has stated its intention to nominate its own nominees for election to the Board of Directors at the Annual Meeting. Based upon Couche-Tard’s notice, public announcements and filings, the Company believes that Couche-Tard and its affiliates will nominate a full slate of individuals for election to the Board of Directors at the Annual Meeting and will solicit proxies for this purpose. If Couche-Tard does in fact nominate candidates for election to the Board, the number of nominees for election to the Board of Directors at the Annual Meeting will exceed the number of directors to be elected at the Annual Meeting. This excess means that the eight nominees standing for election who receive the greatest number of votes cast at the Annual Meeting will be elected as directors.

The Board unanimously recommends a vote FOR each of the Board’s eight nominees for election to the Board of Directors using the enclosed WHITE proxy card.

Nominations by Couche-Tard have NOT been endorsed by the Board, and we urge you NOT to sign or return any proxy card that you may receive from Couche-Tard, even as a protest. Withholding authority to vote for Couche-Tard’s nominees on a blue proxy card that Couche-Tard may send you is not the same as voting for the Board’s nominees. Even a vote against Couche-Tard’s nominees on its blue proxy card will cancel any previous proxy submitted by you. If you have previously submitted a blue proxy card that may have been sent to you by Couche-Tard, you may change any vote you may have cast in favor of Couche-Tard’s nominees and vote in favor of the Board’s nominees by using one of the following methods: (a) vote by telephone or the Internet using the instructions on the WHITE proxy card or (b) complete, sign, date and return the WHITE proxy card in the enclosed postage-paid envelope. Only the latest dated proxy you submit will be counted.

Information Concerning the Board’s Nominees

The Board of Directors has accepted the recommendation of the Nominating and Corporate Governance Committee that the eight individuals named below be designated as the Board’s nominees for election to the Board of Directors at the Annual Meeting. All of the Board’s nominees are currently directors of the Company and have been previously elected by the shareholders. Directors are elected to hold office until the next annual election and, in each case, until their respective successors are duly elected and qualified.

Additional information regarding each of the Board’s nominees is set forth below. The number of shares of Common Stock of the Company beneficially owned by each of the Board’s nominees as of the Record Date is set forth on page 30. Except as may be otherwise expressly stated, all of the Board’s nominees for election to the Board of Directors have been employed in the capacities indicated for more than five years.

It is intended that all WHITE proxies (in the accompanying form), unless contrary instructions are given thereon, will be voted for the election of all the persons designated by the Board of Directors as nominees. In the event of death or disqualification of any of the Board’s nominees, or the refusal or inability of any of the Board’s nominees to serve as a director, the enclosed proxy may be voted with discretionary authority for the election of a substitute nominee approved by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR election of the following nominees as directors of the Company with the enclosed WHITE proxy card:

Robert J. Myers, 63, President and Chief Executive Officer of the Company. Mr. Myers has been associated with the Company since 1989. He served as Senior Vice President from December 1998 until May 2002, when he assumed the position of Chief Operating Officer. He was elected to his current position as President and Chief Executive Officer in June 2006, and has been a director of the Company since 2006. Mr. Myers brings to the Board extensive experience and knowledge regarding the convenience store industry, and a complete understanding of the Company’s business, its vision and strategy.

Kenneth H. Haynie, 77, “of counsel” to the Des Moines, Iowa law firm of Ahlers & Cooney, P.C. since his retirement from that firm on December 31, 2002. He has served as a director of the Company since 1987. Through his legal and transactional experience as an attorney, Mr. Haynie brings a critical risk management perspective to the Board, along with a broad understanding of the Company’s business strategies and operational challenges.

Johnny Danos, 70, Director of Strategic Development for LWBJ, LLC, a public accounting and consulting firm located in West Des Moines, Iowa. From 1995 until 2008, Mr. Danos served as President of the Greater Des Moines Community Foundation, a charitable public foundation dedicated to improving the quality of life in Greater Des Moines. Mr. Danos was employed by KPMG LLP (and its predecessor firms) for over 30 years, and retired as the managing partner of its Des Moines office in 1995. Mr. Danos also is a member of the Board of Directors of the Federal Home Loan Bank of Des Moines. He has been a director of the Company since 2004. Mr. Danos brings extensive financial and accounting experience to the Board, as well as broad community perspective and executive leadership skills from his experience with the Greater Des Moines Community Foundation.

William C. Kimball, 62, retired Chairman and Chief Executive Officer of Medicap Pharmacy, Inc., a national franchisor of community retail pharmacies, and currently a partner in Kimball-Porter Investments, LLC, an Iowa-based investment company. Mr. Kimball also serves as a member of the Board of Directors of Principal Mutual Funds. Mr. Kimball has been a director of the Company since 2004. Mr. Kimball’s qualifications include his demonstrated leadership and knowledge of operational and financial issues facing a large retail corporation gained from his experience as founder and CEO of Medicap Pharmacy, and his understanding of retail markets and growth companies.

Diane C. Bridgewater, 47, Vice-President, Chief Financial Officer and Treasurer of Life Care Services, LLC, a Des Moines-based manager and developer of continuing care retirement communities throughout the United States. Prior to her employment with Life Care Services, LLC in October 2006, Ms. Bridgewater was employed by Pioneer Hi-Bred International, Inc., a subsidiary of E.I. du Pont de Nemours & Company, for 18 years, in roles including Vice President and Chief Financial Officer and Vice President and Business Director, North America Operations. Ms. Bridgewater has been a director of the Company since 2007. Ms. Bridgewater brings a thorough knowledge and understanding of generally accepted accounting principles and auditing standards to the Board, and as an active chief financial officer, important insights as to corporate “best practices” and policies.

Jeffrey M. Lamberti, 47, President and Managing Shareholder with the Ankeny, Iowa law firm of Block, Lamberti & Gocke, P.C. Mr. Lamberti served as an Iowa State Senator from 1999 to 2006 and as President of the Iowa Senate from 2004 to 2006. He is the son of Donald F. Lamberti, a founder of the Company. Mr. Lamberti has been a director of the Company since 2008. With his legal background and his experience in the Iowa General Assembly, Mr. Lamberti is able to provide important public policy, governance and legal perspective to the Board, as well as valuable operational and strategic expertise.

Richard A. Wilkey, 70, management and development consultant since 1990 to various companies in the Midwest. Mr. Wilkey is a former City Manager of the City of Des Moines (1974-85) and former President of the Racing Association of Central Iowa (1986-89). He was employed by the Weitz Corporation (1985-90) as Executive Vice President of Administration and Finance and as President of Life Care Services

Corporation, a major subsidiary of the Weitz Corporation. He has been a director of the Company since 2008. In addition to his experience providing strategic consulting services, Mr. Wilkey brings a broad public policy and local community perspective to the Board, along with extensive executive and management experience.

H. Lynn Horak, 64, past Regional Chairman with Wells Fargo Regional Banking. Mr. Horak held many positions with Wells Fargo Bank beginning in 1972, including Executive Vice President and Chief Financial Officer from 1981 to 1986, President and Chief Operating Officer from 1986 to 1991, and Chief Executive Officer and Chairman of the Board of Regional Banking for Iowa, Nebraska and Illinois from 1991 until November 2007. Mr. Horak served as a member of the Board of Directors of Iowa Telecommunications Services, Inc. until June 2010 and also serves on the board of directors of four other privately held businesses. He has been a director of the Company since 2009. Mr. Horak brings a wealth of knowledge and experience from his career with Wells Fargo, including significant executive leadership experience and a critical understanding of consumer behavior and retail markets.

GOVERNANCE OF THE COMPANY

Board of Directors

The business and affairs of the Company are overseen by the Board of Directors pursuant to the Iowa Business Corporation Act and the Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the President and Chief Executive Officer, by reviewing materials provided to them, and by participating in Board and committee meetings. At intervals between formal meetings, members of the Board are provided with various items of information regarding the Company’s operations and are frequently consulted on an informal basis with respect to pending business. All members of the Board are elected annually by the shareholders.

Directors are expected to attend all Board meetings and meetings of the committees on which they serve and each annual shareholders meeting. The Board of Directors held ten meetings (four regular and six special) during the fiscal year ended April 30, 2010 (the “2010 fiscal year”), and each member of the Board of Directors attended 75% or more of the aggregate number of Board meetings and meetings of committees on which the member served. All of the members of the Board of Directors attended last year’s annual meeting of shareholders.

Board Leadership Structure and Presiding Director

The Bylaws have for many years provided for a combined leadership structure, under which the Chief Executive Officer presides at all meetings of shareholders and the Board of Directors. Following his retirement as Chairman of the Executive Committee in 2008, Mr. Lamb continued to serve as Chairman of the Board until March 2010, when he asked, and the Board agreed, that Mr. Myers begin serving as chairman at meetings of the Board of Directors. Since Mr. Lamb’s retirement as Chairman of the Board, the Board has not appointed a lead independent director or formally designated Mr. Myers as Chairman of the Board. The combined leadership structure has proven effective for the Company historically in terms of the Company’s financial performance and corporate governance. The Board believes that the current leadership position is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Myers’s experience and knowledge concerning the Company, including by allowing him to lead Board discussions regarding the Company’s business and strategy, and provides unified leadership for the Company.

Although the Board believes that it is most effective for the Chief Executive Officer to preside at meetings of the Board of Directors, it also recognizes the importance and need for strong independent leadership on the Board. Consistent with that belief, the independent directors (seven of the eight individuals nominated by the Board are considered independent under the Nasdaq Listing Standards) met in executive session without management present five times during the 2010 fiscal year, and the Board has determined that such executive sessions will continue to be held at least twice each year in the future. The presiding director at such meetings generally has been Mr. Kimball. The Board also believes the standing Board committees (described below) help provide appropriate oversight and independent leadership.

Director Independence

In making independence determinations, the Board of Directors observes the criteria for independence set forth in the Nasdaq Listing Standards. Consistent with these criteria, the Board has reviewed all relationships and material transactions between the Company and members of the Board (and any affiliated companies), and has affirmatively determined that Ms. Bridgewater, Mr. Danos, Mr. Haynie, Mr. Horak, Mr. Kimball, Mr. Lamberti and Mr. Wilkey are independent within the meaning of the Nasdaq Listing Standards. As such, a substantial majority of the Board of Directors is considered “independent” as so defined. In reaching this conclusion, the Board of Directors considered the facts and circumstances of Mr. Haynie’s “of counsel” relationship with Ahlers, including the fact that he has had no interest in the ownership or earnings of the law firm since his retirement in

2002, and that payments by the Company to the firm were less than 5% of the firm’s gross revenues during the 2009 calendar year. In light of the foregoing, the Board determined that the relationship was not material and does not interfere with Mr. Haynie’s independent judgment in carrying out his responsibilities as a director. The Board of Directors also considered the payments that Mr. Lamberti’s father, Donald F. Lamberti, receives from the Company under the Non-Qualified Supplemental Executive Retirement Plan (which the Board determined to be non-discretionary retirement compensation) and the contingent beneficial interest Mr. Lamberti has under the trust agreement described under “Director Compensation—Certain Relationships and Related Transactions” and concluded that neither interest was material or would interfere with the exercise of Mr. Lamberti’s independent judgment in carrying out his responsibilities as a director. Finally, in considering Mr. Horak’s independence, the Board considered the payments made by the Company to Iowa Telecommunications Services, Inc. in the ordinary course for telecommunication services, and determined that these payments were not material and would not interfere with Mr. Horak’s independent judgment in carrying out his responsibilities as a director.

Board Committees

The Bylaws establish four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, the Bylaws authorize the Board of Directors to establish other committees for selected purposes.

Executive Committee

The Executive Committee presently consists of Mr. Myers and Mr. Haynie, and is authorized, within certain limitations set forth in the Bylaws, to exercise the power and authority of the Board of Directors between meetings of the full Board. The Executive Committee met five times during the 2010 fiscal year.

Audit Committee

The Audit Committee presently consists of Ms. Bridgewater (Chair), Mr. Danos, Mr. Kimball, Mr. Wilkey, Mr. Lamberti and Mr. Horak, all of whom are “independent” under the criteria established by the SEC and the Nasdaq Listing Standards. The Board of Directors has approved the designation of Ms. Bridgewater as an “audit committee financial expert” as that is defined under Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee performs the duties set forth in its written Charter (which is available on the Company’s Web site—www.caseys.com). Under its Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the independent public accounting firm it retains to audit the Company’s books and records. The Audit Committee regularly reports to the Board on the audit and the non-audit activities of the auditors, approves all audit engagement fees and pre-approves any non-audit engagement and compensation of the independent auditors.

The Audit Committee has established a regular schedule of meetings to be held five times each year with financial management personnel, internal accounting and auditing staff and the independent auditor. During these meetings, the Audit Committee also meets separately in executive sessions with the internal auditing staff and the independent auditor. The Audit Committee met five times during the 2010 fiscal year. The report of the Audit Committee is included herein on page 54.

Compensation Committee

The Compensation Committee presently consists of Mr. Haynie (Chair), Mr. Danos, Mr. Kimball, Ms. Bridgewater, Mr. Lamberti, Mr. Wilkey and Mr. Horak, all of whom are “independent” under the Nasdaq Listing Standards. The Compensation Committee annually reviews the performance of the Chief Executive Officer and reviews management’s evaluation of the performance of the Company’s senior officers and their compensation arrangements, and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer and the Company’s senior officers. The Compensation Committee’s determination

(and its deliberations) of the Chief Executive Officer’s compensation are done in executive session, without the presence of management, including the Chief Executive Officer. The Chief Executive Officer may make recommendations regarding the compensation of executive officers and participate in such deliberations but shall not vote to approve or recommend any form of compensation for such executive officers. The Compensation Committee also authorizes awards of stock options to the executive officers, and from time to time, makes recommendations regarding the compensation of directors.

As set forth in its written Charter (which is available on the Company’s Web site—www.caseys.com), the Compensation Committee has authority to retain and terminate executive compensation consulting firms to advise the Compensation Committee and, from time to time, retains compensation consultants to assist with the Compensation Committee’s review and development of its compensation recommendations. During the fiscal year ended April 30, 2009 and the 2010 fiscal year, the Compensation Committee retained the services of Hewitt Associates, an independent human resources consulting firm, in connection with the creation and implementation of the Casey’s General Stores, Inc. 2009 Stock Incentive Plan (the “2009 Stock Incentive Plan”). The scope and nature of the services provided by Hewitt Associates were limited to assisting and advising the Compensation Committee on the terms and conditions of the 2009 Stock Incentive Plan. Hewitt Associates reported on such matters directly and exclusively to the Compensation Committee and did not do any other work for the Company.

The Compensation Committee administers the 2009 Stock Incentive Plan, which was approved by the shareholders at the 2009 annual meeting of shareholders. The practice of the Compensation Committee under the predecessor stock option plan was to consider a grant of stock options every other year in June. The Board of Directors has approved a policy statement concerning the granting of stock options (see the discussion under “Compensation Discussion and Analysis—Additional Compensation Policies—Option Grant Policies”). Grants of all stock options are required to be made at the last reported sales price of the underlying shares on the grant date.

The Compensation Committee met five times during the 2010 fiscal year. The report of the Compensation Committee is included herein on page 39.

No member of the Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee presently consists of Mr. Lamberti (Chair), Mr. Haynie, Mr. Danos, Mr. Kimball, Ms. Bridgewater, Mr. Wilkey and Mr. Horak, all of whom are “independent” under the Nasdaq Listing Standards. The Nominating and Corporate Governance Committee generally reviews the qualifications of candidates proposed for nomination to the Board of Directors, recommends to the Board candidates for election at the annual meeting of shareholders and performs the other duties set forth in its written Charter (which is available on the Company’s Web site—www.caseys.com). Under Charter amendments approved by the Board of Directors in December 2008, the Nominating and Corporate Governance Committee’s responsibilities were expanded to include the recommendation to the Board of corporate governance policies or guidelines that should be applicable to the Company, and the responsibility to lead the Board in an annual review of the Board’s performance (see “Governance Policies” below). The Nominating and Corporate Governance Committee met three times during the 2010 fiscal year.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if they are submitted in accordance with the Bylaws. Briefly, the Bylaws contain specific advance notice procedures relating to shareholder nominations of directors and other business to be brought before an annual or special meeting of shareholders other than by or at the direction of the Board of Directors. Under the Bylaws, in order for a shareholder to nominate a director candidate for election at an annual meeting of shareholders, the shareholder must deliver written notice thereof to the Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the date of the immediately preceding annual meeting of shareholders. In the case of shareholder nominations to be considered at the 2011 annual meeting, therefore, such notice must be received by the Corporate Secretary by no earlier than May 26, 2011 and no later than June 24, 2011. The notice must set forth certain information concerning such shareholder and the shareholder’s nominee(s), including but not limited to their names and addresses, occupation, share ownership, rights to acquire shares and other derivative securities or short interests held, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board of Directors, and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the provisions of the Bylaws. A copy of the Bylaws may be obtained by request addressed to Brian J. Johnson, Vice President—Finance and Corporate Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045.

The Charter sets forth, among other things, the minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Committee-recommended nominee, and the specific qualities or skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of the Company’s directors to possess. In considering individuals for nomination as directors, the Nominating and Corporate Governance Committee typically solicits recommendations from the current directors and is authorized to engage search firms to assist in the process, although it has not done so to date.

The Nominating and Corporate Governance Committee considers a number of factors in making its nominee recommendations to the Board, including, among other things, a candidate’s employment and other professional experience, past expertise and involvement in areas which are relevant to the Company’s business, business ethics and professional reputation, independence, other board experience and the Company’s desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. In addition to the information set forth above concerning each of the Board’s nominee’s specific experience and qualifications that led the Nominating and Corporate Governance Committee to conclude that he or she should serve as a director, the Nominating and Corporate Governance Committee believes each of the Board’s nominees has demonstrated outstanding achievement in his or her professional career, wisdom, personal and professional integrity, and independent judgment.

The Company does not have a formal policy for considering diversity in identifying and recommending nominees for election to the Board, but the Nominating and Corporate Governance Committee considers diversity of viewpoint, experience, background and other qualities in its overall consideration of nominees qualified for election to the Board.

Succession Planning Committee

In December 2008, the Board of Directors established a Succession Planning Committee, with Mr. Danos serving as its Chair, to regularly review succession planning for the Chief Executive Officer and other executive officer positions. Other members of the Succession Planning Committee include Messrs. Kimball, Lamberti and Wilkey. The Succession Planning Committee met four times during the 2010 fiscal year.

Governance Policies

In March 2009, the Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, several corporate governance policies that were considered to be generally consistent with current Board or Company practice, even though they have not been previously stated as a formal policy position:

1. That the Chief Executive Officer be prohibited from serving on the boards of more than two other companies, which for this purpose includes public companies as well as not-for-profit organizations or other entities that are likely to require a similar time commitment. Prior notice to the Board of Directors is required before acceptance of any such position.

2. That all members of the Board of Directors serve on no more than two other public company boards. In addition, service on the boards of not-for-profit organizations or other entities that may require a similar time commitment are required to be disclosed and acceptable to the Board.

3. That all members of the Board of Directors attend at least one director education or governance-related program every three years.

4. That the Succession Planning Committee of the Board regularly review a succession plan with the Chief Executive Officer and keep the full Board informed of its discussions with the Chief Executive Officer on succession planning matters.

5. That all members of the Board of Directors commit to becoming shareholders of the Company within two years of their election to the Board, and that all executive officers similarly maintain an ownership interest in the Common Stock of the Company, either directly or through the KSOP.

The Nominating and Corporate Governance Committee typically conducts an annual review of the Board’s performance.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is largely achieved through periodic reporting by management to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. An enterprise and information technology risk assessment report was presented to the Board in March 2010, identifying, analyzing and rating potential key risk indicators. A Risk Committee (comprised of senior management and other key personnel) has been created to meet quarterly to provide recommendations to the Chief Executive Officer for further action, with periodic progress reports to be provided to the Board of Directors. Oversight responsibilities for various risks have been assigned to different Risk Committee members and will be reviewed annually, and coordinated with internal audit and the independent auditors. Areas of focus include competitive, economic, operational, financial, legal, regulatory, compliance, health, safety and environment, political and reputational risks.

Shareholder Communications

It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting William J. Walljasper, Chief Financial Officer, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045. Mr. Walljasper also can be reached by telephone at (515) 965-6109.

Any shareholder wishing to communicate with one or more Board members should address a written communication to Diane C. Bridgewater, Chair of the Audit Committee, at Capital Square, 400 Locust Street, Suite 820, Des Moines, Iowa 50309-2334. Ms. Bridgewater will forward such communication on to all of the members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.

EXECUTIVE OFFICERS

The Company currently has five executive officers and seven other Vice Presidents. The current executive officers are as follows:

Name	Current Office Held	First Became Executive Officer	Age
Robert J. Myers	President and Chief Executive Officer	1999	63

Terry W. Handley	Chief Operating Officer	2002	50

William J. Walljasper	Senior Vice President and Chief Financial Officer	2004	46

Sam J. Billmeyer	Senior Vice President—Logistics & Acquisitions	2006	53

Julia L. Jackowski(1)	Senior Vice President—General Counsel & Human Resources	2010	44

(1)	Ms. Jackowski became an executive officer of the Company on June 6, 2010, after the close of the 2010 fiscal year.

During the past five years, each of the executive officers has served the Company in various executive or administrative positions. Prior to his appointment as President and Chief Executive Officer on June 20, 2006, Mr. Myers served as President and Chief Operating Officer of the Company. Mr. Handley, who has been Chief Operating Officer since June 20, 2006, previously served as Senior Vice President—Store Operations. Mr. Walljasper, who had been Vice President and Chief Financial Officer since 2004, assumed the title of Senior Vice President and Chief Financial Officer on June 20, 2006. Mr. Billmeyer was appointed Senior Vice President—Logistics and Acquisitions on May 1, 2008. Prior to that date, he served as Senior Vice President— Transportation & Support Operations and as Vice President—Transportation. Ms. Jackowski became Senior Vice President—General Counsel & Human Resources effective June 6, 2010, after the close of the 2010 fiscal year. Previously she was Vice President—Human Resources.

PRINCIPAL SHAREHOLDERS

The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock as of the dates indicated in the footnotes following the table. Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Black Rock, Inc. 40 East 52nd Street New York, NY 10022	3,873,892	(1)	7.61	%(2)

Advisory Research, Inc. 180 North Stetson St., Suite 5500 Chicago, IL 60601	2,567,933	(3)	5.04	%(4)

(1)	Based on Schedule 13G filed by Black Rock, Inc. with the SEC dated January 29, 2010 (the “Black Rock 13G”). Such information indicates that such entity has sole voting power over 3,873,892 shares and sole dispositive power of 3,873,892 shares. Such information also indicates that such entity did not possess shared voting or dispositive power over any shares beneficially owned.
(2)	Percent of Class information is as reported in the Black Rock 13G.
(3)	Based on Schedule 13G filed by Advisory Research, Inc. with the SEC dated February 12, 2010 (the “Advisory Research 13G”). Such information indicates that such entity has sole voting power over 2,567,933 shares and sole dispositive power of 2,567,933 shares. Such information also indicates that such entity did not possess shares voting and dispositive power over any shares beneficially owned.
(4)	Percent of Class information is as reported in the Advisory Research 13G.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of July 29, 2010 (other than with respect to the KSOP shares, which is as of April 30, 2010, as discussed in footnote 2 to the following table), the beneficial ownership of shares of the Common Stock, the only class of capital stock outstanding, by the current directors and the Board’s nominees for election to the Board of Directors, the executive officers named in the Summary Compensation Table herein, and all current directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Direct Ownership	Shares Subject to Options(1)	KSOP Shares(2)	Total Amount and Nature of Beneficial Ownership(3)	Percent of Class(4)
Diane C. Bridgewater	2,000	6,000	—	8,000	*
Johnny Danos	9,175	12,000	—	21,175	*
Kenneth H. Haynie	29,162	18,000	—	47,162	*
H. Lynn Horak	2,000	—	—	2,000	*
William C. Kimball	5,131	12,000	—	17,131	*
Jeffrey M. Lamberti	27,000	4,000	—	31,000	*
Richard A. Wilkey	2,000	2,000	—	4,000	*
Robert J. Myers	38,000	20,000	7,444	65,444	*
Terry W. Handley	—	40,000	9,780	49,780	*
William J. Walljasper	—	32,000	4,912	36,912	*
Sam J. Billmeyer	—	30,000	3,966	33,966	*
All current executive officers and directors as a group (12 persons)(5)	118,968	200,500	28,937	348,405	*

*	Less than 1%
(1)	Consisting of shares (which are included in the totals) that are subject to acquisition within 60 days of July 29, 2010 through the exercise of stock options granted under the Casey’s General Stores, Inc. 2000 Stock Option Plan (the “2000 Stock Option Plan”) or the Casey’s General Stores, Inc. Non-Employee Directors’ Stock Option Plan (the “Director Stock Option Plan”), but which cannot be presently voted by the executive officers or non-employee directors holding the options. See “Director Compensation” and “Compensation Discussion and Analysis—Long-term Incentive Compensation”.
(2)	The amounts shown (which are included in the totals) consist of shares allocated to the named executive officers’ accounts in the KSOP as of April 30, 2010 (the most recent allocation made by the Trustee of the KSOP) over which the officer exercises voting power. Under the trust agreement creating the KSOP, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants’ directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.
(3)	Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the individuals’ direct ownership of shares, shares subject to the exercise of options within 60 days of July 29, 2010 and KSOP shares.
(4)	For purposes of determining the Percent of Class, all shares of Common Stock subject to stock option awards which were not exercisable within 60 days of July 29, 2010 were assumed to have been issued.
(5)	Includes the current directors and the Board’s nominees for election to the Board of Directors, the executive officers named in the Summary Compensation Table herein and Ms. Jackowski, who is not named in the Summary Compensation Table, but became an executive officer of the Company on June 6, 2010.

See also “Equity Compensation Plan Information” below.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and owners of more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC, and also to furnish the Company with a copy of all such reports that they file. Based solely upon a review of the copies of the reports furnished to the Company, all such reporting persons complied with such reporting obligations during the 2010 fiscal year, except that a report was inadvertently not filed in a timely manner for the exercise of a stock option by Mr. Haynie on April 23, 2010 in respect of 2,000 Shares. The report was filed on June 7, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

The following section provides a discussion and analysis of the compensation paid or awarded to our named executive officers for the 2010 fiscal year. The following were our “named executive officers” for the 2010 fiscal year: Robert J. Myers, President and Chief Executive Officer; Terry W. Handley, Chief Operating Officer; William J. Walljasper, Senior Vice President and Chief Financial Officer; and Sam J. Billmeyer, Senior Vice President—Logistics & Acquisitions. Ms. Jackowski became an executive officer of the Company on June 6, 2010, after the close of the 2010 fiscal year. In this section, the word “Committee” refers to the Compensation Committee of the Board of Directors.

Executive Compensation Strategy and Objectives

Our executive compensation policies are designed to attract, motivate and retain executives who will contribute to the long-term success of the Company and to reward executives for achieving both short-term and long-term strategic goals of the Company. We also believe it is important to align the interests of the executives with those of our shareholders. In order to achieve these objectives, a significant portion of the compensation of our named executive officers is linked directly to the Company’s financial performance and to the value of the Common Stock. The Board’s goal is to approve compensation that is reasonable and competitive when all elements of potential compensation are considered.

Role of the Board, the Committee and our Chief Executive Officer in Compensation Decisions for our Named Executive Officers

The Board is responsible for approving base salary increases for each of our named executive officers and approving the performance goals under our annual incentive compensation program. With respect to our named executive officers, the Committee is charged with recommending base salary increases for the Board’s consideration, determining the terms of the annual incentive compensation program and approving stock option grants in the years in which such grants are made. Our Chief Executive Officer is tasked with developing recommendations for the Committee’s consideration for base salary increases and stock option grants for our named executive officers (other than increases in his own base salary and stock option grants to himself, which are determined solely by the Committee).

During the 2010 fiscal year, the Committee engaged Hewitt Associates for assistance with designing the 2009 Stock Incentive Plan, as described under “Governance of the Company—Board Committees—Compensation Committee”. Neither the Board nor the Company engaged a compensation consultant for any other purpose in the 2010 fiscal year.

Components of Compensation

Our compensation program for the 2010 fiscal year had four primary components: base salary; annual incentive compensation; long-term incentive compensation in the form of stock options; and benefits. A significant portion of a named executive officer’s compensation is placed at risk, and the only fixed compensation paid is base salary and benefits. The remaining total compensation (annual and long-term incentive compensation) for our named executive officers is not guaranteed and the value to each executive officer is based on the Company’s and the executive’s performance. We believe that this mix of compensation elements appropriately balances short-term and long-term business goals and aligns the interests of our named executive officers with our shareholders.

Base Salary

Base salaries for executive officers of the Company are determined primarily on the basis of each executive officer’s experience, performance and responsibilities. Each fiscal year, our Chief Executive Officer reviews the base salaries of the other executive officers, including our other named executive officers, in connection with their performance reviews. Based on such reviews, our Chief Executive Officer develops his recommendations for the individual base salaries for all the other executive officers, including our other named executive officers, and provides his recommendations to the Committee. The Committee considers our Chief Executive Officer’s recommendations and then recommends the new base salaries for the executive officers, including our named executive officers, to the Board for approval in June of each fiscal year.

Mr. Myers’s base salary for the 2010 fiscal year was specified in his employment agreement (described below under “Employment and Change of Control Severance Agreements”), and was not increased from his base salary for the fiscal year ended April 30, 2009.

Messrs. Handley, Walljasper and Billmeyer each received a $30,000 increase in base salary for the 2010 fiscal year. These increases were based on the respective subjective views of our Chief Executive Officer, the Committee and the Board, which were primarily influenced by each executive officer’s recent performance and contribution to the Company’s success, as well as consideration of internal pay equity within the Company and comparisons with publicly available information from a variety of sources relating to compensation levels for executives serving in various roles at other companies.

Annual Incentive Compensation Program

Overview

The executive officers of the Company, including our named executive officers, participate in an annual incentive compensation program. The purpose of the program is to reward superior performance by the Company’s executive officers in achieving certain performance goals. The Committee believes that it is important for the executive officers to function as a cohesive team, and therefore establishes the performance goals on the basis of the Company’s performance as a whole and not with a focus on individual or divisional areas of responsibility. Accordingly, the program is based on the Company’s performance against two financial metrics: earnings per share and return on invested capital (“ROIC”). A minimum, target and maximum goal is set for each financial metric and, based on the actual achievement of each metric, as well as the relative weighting between the two metrics, each executive officer is eligible to receive a bonus calculated as a percentage of base salary at the end of each year.

Financial Metrics

The Company links the annual incentive compensation program to earnings per share and ROIC because each metric is closely tied to the execution of strategic business objectives and together are designed to increase shareholder value.

Earnings per share: The growth of earnings per share is related to the growth of shareholder value and is an important measure used by the investing community to evaluate our financial performance. Long-term sustained growth should positively impact our share price and market capitalization. The Committee considers one-time and extraordinary charges and, if it determines it to be appropriate, may adjust earnings per share targets so that management is not advantaged by favorable items or disadvantaged by unfavorable items that are not relevant to current operating performance. No such adjustment was made in the 2010 fiscal year.

Return on invested capital: For purposes of the annual incentive compensation program, ROIC is calculated based on the following formula: operating income after depreciation and tax divided by average invested capital for the current and prior fiscal year.* Since the Company has been striving to enlarge its operating footprint, in particular by opening new stores and repurchasing franchises, the Committee believes that ROIC is a useful measure of management’s effectiveness in creating value for our shareholders by gauging the Company’s returns on capital expenditures.

Setting Goals

At the beginning of each fiscal year, our management team prepares its annual strategic business objectives in an operating plan for the Company. The strategic business objectives are designed to ensure that our short-term revenue and unit growth objectives are met or exceeded in a manner that is consistent with long-term shareholder value creation. Typically in June of each fiscal year, the Board approves the Company’s operating plan.

Following the Board’s approval of the Company’s operating plan, the Committee estimates the financial results for the fiscal year that would result from meeting the operating plan in terms of earnings per share and ROIC. These pro forma financial results become the target performance levels for each of these financial metrics under the annual incentive compensation program. The goals for these financial metrics are set in increments, which include a minimum and maximum level, below and above the target performance level set by the Committee. In making the annual determination of the minimum, target and maximum performance levels, the Committee also considers the specific circumstances facing the Company during the year and expectations regarding earnings per share and Company performance. The Committee then submits these goals to the Board for approval.

The relative weighting of each of these financial metrics for the 2010 fiscal year was 75% for earnings per share and 25% for ROIC. This relative weighting is consistent with the Company’s past practice and has been chosen by the Committee in order to supplement a shorter-term financial metric (earnings per share) with a financial metric that encompasses a longer-term perspective (ROIC).

*	Below is a reconciliation of these measures, which are not measures under United States generally accepted accounting principles (“GAAP”), to the GAAP measures from the Company’s audited financial statements.

Reconciliation of ROIC ($ in thousands)

	Fiscal Year Ended April 30, 2010
Gross Profit	$792,352
Less Operating Expenses	(526,291)

Operating Income	$266,061
Less Depreciation	(73,546)
Less Taxes	(68,535)

Operating Income after Depreciation and Tax	123,980
Divided by Average Invested Capital	$960,505

Return on Invested Capital	12.9%

Reconciliation of Average Invested Capital ($ in thousands)

	Fiscal Year Ended April 30, 2010	Fiscal Year Ended April 30, 2009
Current Maturities of Long-Term Debt	$24,577	$28,442
Long-Term Debt, Net of Current Maturities	154,754	167,887

Total Debt	179,331	196,329
Shareholders’ Equity	824,319	721,030

Invested Capital	$1,003,650	$917,359

Average Invested Capital	$960,505

The chart below summarizes the relative weighting of the financial metrics and performance goals of each metric for the 2010 fiscal year:

2010 Annual Incentive Performance Goals

Metric	Weightings	Goals
		A (Minimum)	B	C	D (Target)	E	F	G (Maximum)
Earnings per Share	75%	$1.75	$1.84	$1.94	$2.04	$2.14	$2.24	$2.35
ROIC	25%	10.1%	10.6%	11.1%	11.6%	12.1%	12.6%	13.1%

The Committee believes that target goals can be achieved with consistent superior performance throughout the year. The Committee determines a range of goals that will result in the payment of a bonus, with minimum and maximum goals, so that both exceptional results above the target goal and results that are slightly less than the target goal, but which still represent acceptable performance, are rewarded to some extent. During each of the past three years, the Company has achieved performance in excess of the minimum levels necessary for our named executive officers to receive a bonus.

Payout Levels

Based upon the Company’s achievement of the earnings per share and ROIC goal levels, each participant in the incentive compensation program is eligible to earn a bonus in an amount equal to the applicable percentage of base salary set forth in the table below. In the 2010 fiscal year, as in recent prior years, the target for the incentive compensation award was 35% of base salary, with a maximum award of 50% of base salary. The Committee chose these levels of bonus payments to ensure that a significant portion of each named executive officer’s cash compensation would be tied to the financial performance of the Company.

2010 Annual Incentive Performance Goal Weighting As a Percentage of Salary

Metric	Weightings	Goals
		A (Minimum)	B	C	D (Target)	E	F	G (Maximum)
Earnings per Share	75%	[1]7.5%	11.25%	18.75%	26.25%	30.0%	33.75%	37.5%
ROIC	25%	[1]2.5%	3.75%	6.25%	8.75%	10.0%	11.25%	12.5%
Bonuses as a Percentage of Base Salary		10%	15%	25%	35%	40%	45%	50%

[1]	Percentage of base salary

2010 Fiscal Year Results

For the 2010 fiscal year, the range in earnings per share that would result in payment of an annual bonus was $1.75 to $2.35. In the case of ROIC, the range extended from 10.1% to 13.1%. As a result of the Company’s financial performance, which was $2.30 for earnings per share and 12.9% for ROIC, bonuses under the annual incentive compensation program for the 2010 fiscal year equaled 45% of base salary for each of our named executive officers.

Long-term Incentive Compensation

Under the long-term incentive program, stock options, restricted stock and restricted stock unit awards may be granted to executive officers and other key employees of the Company under the terms of the 2009 Stock Incentive Plan. Prior to the adoption of the 2009 Stock Incentive Plan, the Company granted stock options under the 2000 Stock Option Plan. The 2009 Stock Incentive Plan and the 2000 Stock Option Plan were designed to assist the Company in attracting, retaining and motivating executive officers and other key employees, and to align the interests of the executive officers and other key employees with those of our shareholders.

In recent years, the Company has made long-term incentive compensation awards solely in the form of stock options. The Committee determined that stock options provide the best incentives to increase shareholder value, and that the Company’s annual incentive compensation program would mitigate any adverse incentives stock options may create. The Company has historically only granted stock options every other year because of the Committee’s belief that stock options are a long-term incentive and that it is not necessary to grant stock options each year.

In May of each fiscal year in which stock options are granted, our Chief Executive Officer develops his recommendations for the grant of stock options for all the key employees of the Company, including our named executive officers (other than grants to himself, which are determined solely by the Committee), and provides his recommendations to the Committee.

Based on recommendations developed by our Chief Executive Officer and reviewed and approved by the Committee in June 2009, stock options were granted in June 2009 to the executive officers, including our named executive officers (except Mr. Myers, who declined to accept any grant of options), and other key employees. The June 2009 stock option grants under the 2000 Stock Option Plan may not be exercised for three years from the date of grant. Since the adoption of the 2009 Stock Incentive Plan, stock options will no longer be granted under the 2000 Stock Option Plan, but could be granted in the future under the 2009 Stock Incentive Plan.

The values of the stock option grants to our named executive officers were based on the respective subjective views of our Chief Executive Officer and the Committee, which were primarily influenced by the same factors taken into account in determining the 2010 base salary increases.

Benefits and Perquisites

With limited exceptions, the Committee’s policy is to provide benefits to executive officers that are the same as those offered to all employees of the Company. We provide comprehensive health benefits, as well as life insurance and a disability program for all benefits-eligible employees, including our named executive officers. In addition, we offer retirement benefits to a broad employee population including our named executive officers.

We generally provide limited perquisites that the Committee believes are important components of each named executive officer’s compensation and benefits package. We pay the premiums for long-term disability and group life insurance coverages for all our named executive officers in order to provide financial security to each named executive officer and his dependents in the event of disability or death. We also maintain a 10-year level premium term life insurance policy with a death benefit of $1,000,000 that insures the life of Mr. Myers and is payable upon his death to a beneficiary designated by him. At the end of Mr. Myers’s employment agreement, we will assign ownership of such policy to Mr. Myers, if he so requests, and Mr. Myers will thereafter be responsible for the payment of the associated premiums. Mr. Myers and the Company executed a new employment agreement on April 16, 2010 and, as part of the negotiations, the Company and Mr. Myers agreed that the Company would continue to provide Mr. Myers this life insurance policy, which was provided for under his prior employment agreement.

Our named executive officers and other members of senior management also are provided with Company-owned automobiles because they are expected to devote some portion of their time to business-related travel. These employees are subject to applicable employment-related taxes for their personal use of these automobiles.

Consistent with the Company’s past practice, the Company paid for a country club membership during the 2010 fiscal year. The membership was held in Mr. Myers’s name and the Company used the country club’s facilities for Board meetings and receptions and to meet with vendors and suppliers. The Company ceased paying for the country club membership effective May 1, 2010. Mr. Myers received a salary increase in June 2010 (described below under “Recent Compensation Decisions”), and the Company expects that he will maintain the country club membership out of his own personal funds.

We own a corporate aircraft for the exclusive business use of our employees, including but not limited to our named executive officers. Personal use of the aircraft is not permitted under Company policy.

Employment and Change of Control Severance Agreements

As noted above, we are a party to an employment agreement with Mr. Myers. Consistent with our practice of maintaining employment arrangements with our Chief Executive Officer, on March 21, 2007, we entered into an employment agreement with Mr. Myers in connection with his promotion from Chief Operating Officer to Chief Executive Officer. Under the terms of that employment agreement, Mr. Myers was to serve as our President and Chief Executive Officer until June 21, 2011. Between May 2009 and March 2010, the Succession Planning Committee (described under “Governance of the Company—Board Committees—Succession Planning Committee”) met four times to discuss potential successors to Mr. Myers. The Succession Planning Committee determined it would be in the best interests of the Company for Mr. Myers to continue serving in his position as President and Chief Executive Officer for approximately two years after the expiration of his original employment agreement. Accordingly, the Company and Mr. Myers entered into a new employment agreement providing for the terms of Mr. Myers’s employment through April 30, 2013. The Company has not entered into employment agreements with any other named executive officer.

We maintain change of control severance agreements with each of our named executive officers and eight other officers. The purpose of these change of control severance agreements is to encourage such individuals to carry out their duties in the event of a possible change of control of the Company.

For a description of the new employment agreement with Mr. Myers and these change of control severance agreements, please see “Executive Compensation—Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table”.

Retirement Arrangements

All executives are eligible to participate in the KSOP under the same terms and conditions as other salaried employees.

Mr. Myers continues to be entitled to a pension benefit under his new employment agreement. For a description of this pension benefit, please see the “Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table”. The Company originally agreed to provide this benefit to Mr. Myers in 2007 in connection with the negotiation of Mr. Myers’s prior employment agreement. As part of the negotiations in connection with the execution of Mr. Myers’s new employment agreement on April 16, 2010, the Company and Mr. Myers agreed that the Company would continue this pension benefit for Mr. Myers.

The Company also maintains the Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan that is described under “Executive Compensation—Nonqualified Deferred Compensation”. The purpose of the Deferred Compensation Plan is to enable the participants, including our named executive officers, to defer a portion of their income without the limitations imposed by the Internal Revenue Code on deferrals under the KSOP.

Additional Compensation Policies

Deductibility of Compensation for Tax Purposes

We periodically review the terms of the employment arrangements with the executive officers and from time to time consider modifications to the same. We also are aware of the statutory limitations placed on the deductibility of compensation in excess of $1 million which is earned by an executive officer in any year that is not considered to be “performance-based.” However, shareholder interests are at times best served by not restricting the Committee’s discretion and flexibility in developing compensation programs, even though the programs may result in non-deductible compensation expenses. Accordingly, the Committee may from time to time approve elements of compensation for certain officers that are not fully deductible.

Option Grant Policies

In March 2007, the Board adopted a policy providing that grants of stock options can only be approved by the Committee at an in-person or telephonic meeting and may not be approved by written consent. In addition, stock options can be granted only within a two-week period following the release of the Company’s annual financial results in June and only if directors are not at that time in possession of material non-public information about the Company. Under the policy, the grant date of stock options is the date of the meeting when the grant is approved. All stock options are granted with an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Select Market on the grant date. Details of every stock option grant are reflected in Committee minutes, and the Corporate Secretary verifies that grant documents are consistent with the grants authorized by the Committee and memorialized in the minutes.

Recent Compensation Decisions

Since the close of the 2010 fiscal year, the Board has approved salary increases for the fiscal year ending April 30, 2011 (the “2011 fiscal year”) for the named executive officers. Mr. Myers received a $66,000 increase in salary, Mr. Walljasper received a $50,000 increase in salary and Messrs. Handley and Billmeyer each received a $30,000 increase in salary.

The Board has approved an operating plan for the 2011 fiscal year, and the Committee has set the target performance levels for earnings per share and ROIC. The executive officers will be eligible to receive a target amount equal to 36% of base salary, with an opportunity for up to 60% of base salary if the Company exceeds the target performance levels for earnings per share and ROIC. The bonuses will be comprised of a mix of cash and equity (restricted stock units that are currently expected to vest ratably each year over a four-year service-based vesting period), with the portion paid in equity increasing from 25% at the minimum level up to 70% equity at the maximum level.

On May 27, 2010, the Company entered into amended and restated change of control severance agreements with each of the named executive officers. The change of control provisions in the amended and restated change of control severance agreements are no more favorable to the named executive officers than the terms in their prior agreements. These agreements are described below under “Executive Compensation—Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table”.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 32. Based on the Compensation Committee’s review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Kenneth H. Haynie, Chair

Diane C. Bridgewater

Johnny Danos

H. Lynn Horak

William C. Kimball

Jeffrey M. Lamberti

Richard A. Wilkey

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act, or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Audit Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

COMPENSATION PROGRAMS AND RISK MANAGEMENT

The Compensation Committee discussed whether any of its compensation programs and policies are reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures for annual bonuses and the equity compensation programs, maximum potential bonus payments, biannual stock option grants, as well as the multiyear vesting schedules for stock options, encourage employees to maintain both a short- and a long-term view with respect to Company performance. For these reasons, the Company has determined that its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by each of our named executive officers for the fiscal years ended April 30, 2010, 2009 and 2008:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)		Option Awards($)[1]		Non-equity Incentive Plan Compensation($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings($)[2]		All Other Compensation($)[3]		Total($)
Robert J. Myers, President and Chief Executive Officer	2010 2009 2008	$ $ $	660,000 660,000 600,000	$ $ $	— — 100,900	$ $ $	297,000 330,000 300,000	$ $ $	484,943 477,348 384,358	$ $ $	34,887 28,086 26,204	$ $ $	1,476,830 1,495,434 1,411,462

Terry W. Handley, Chief Operating Officer	2010 2009 2008	$ $ $	395,000 365,000 335,000	$ $ $	173,000 — 100,900	$ $ $	177,750 182,500 167,500	$ $ $	— — —	$ $ $	33,985 23,798 24,910	$ $ $	779,735 571,298 628,310

William J. Walljasper, Senior Vice President and Chief Financial Officer	2010 2009 2008	$ $ $	330,000 300,000 275,000	$ $ $	173,000 — 100,900	$ $ $	148,500 150,000 137,500	$ $ $	— — —	$ $ $	30,684 22,577 25,123	$ $ $	682,184 472,577 538,523

Sam J. Billmeyer, Senior Vice President—Logistics and Acquisitions	2010 2009 2008	$ $ $	330,000 300,000 225,000	$ $ $	173,000 — 100,900	$ $ $	148,500 150,000 112,500	$ $ $	— — —	$ $ $	37,796 26,119 25,530	$ $ $	689,296 476,119 463,930

1	The amounts set forth in the Option Awards column represent the aggregate grant date fair value of option awards granted to the named executive officers by the Company in each year referenced in the table above, as computed in accordance with accounting guidance. Assumptions used in the calculation of these amounts are included in footnote 4 to the Company’s audited financial statements for the fiscal years ended April 30, 2010 and 2008, included in the Company’s Annual Reports on Form 10-K filed with the SEC on June 28, 2010 and June 26, 2008, respectively.
2	The amounts indicated reflect the change in the present value of the future benefits payable to Mr. Myers under his employment agreement.
3	The amounts indicated under All Other Compensation for the 2010 fiscal year are detailed below:

Name	KSOP Matching Contribution	Life Insurance Premiums	Health and Disability Premiums	Automobile Expense	Club Dues	Total
Robert J. Myers	$13,320	$96	$6,569	$8,276	$6,626	$34,887
Terry W. Handley	$10,657	$96	$16,805	$6,427	$—	$33,985
William J. Walljasper	$10,610	$96	$13,079	$6,899	$—	$30,684
Sam J. Billmeyer	$12,900	$96	$14,078	$10,722	$—	$37,796

Grants of Plan-Based Awards

The following table sets forth information for each named executive officer with respect to the estimated payments under non-equity incentive plan awards that could have been earned for the 2010 fiscal year and the stock options granted in that year.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options[2]	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
Robert J. Myers	—	—	$66,000	$231,000	$330,000	$—	$—	$—	—	—	—	—
Terry W. Handley	6/23/09	6/23/09	$39,500	$138,250	$197,500	$—	$—	$—	—	20,000	$25.26	$173,000
William J. Walljasper	6/23/09	6/23/09	$33,000	$115,500	$165,000	$—	$—	$—	—	20,000	$25.26	$173,000
Sam J. Billmeyer	6/23/09	6/23/09	$33,000	$115,500	$165,000	$—	$—	$—	—	20,000	$25.26	$173,000

1	Represents possible payment amounts under the Company’s annual incentive compensation program based on the Company’s performance in the 2010 fiscal year. The Committee established the performance goals on May 22, 2009, and these goals are described in “Compensation Discussion and Analysis—Components of Compensation—Annual Incentive Compensation Program”.
2	Represents stock option grants on June 23, 2009, which do not become vested or exercisable until June 23, 2012.

Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Myers Employment Agreement

On April 16, 2010, the Company entered into a new employment agreement with Mr. Myers. The employment agreement generally provides for the continued employment of Mr. Myers as President and Chief Executive Officer through April 30, 2013 (the “Term”), unless sooner terminated in accordance with the employment agreement. During the Term, the Company will pay Mr. Myers a base salary at an annual rate of $660,000, or such other greater amount as shall be determined by the Committee. Mr. Myers also is eligible to participate in all employee benefit plans and programs generally available to the Company’s senior officers and employees. In addition, the Company will continue in force during the Term a 10-year level premium term life insurance policy with a death benefit of $1,000,000 that insures the life of Mr. Myers, and that is payable upon his death to a beneficiary designated by him. Following expiration of the Term, the Company will assign ownership of such policy to Mr. Myers, if he so requests, and Mr. Myers will thereafter be responsible for the payment of the associated premiums.

If Mr. Myers remains employed by the Company as President and Chief Executive Officer through June 21, 2011, then commencing on January 1, 2012 and continuing for a period of ten years thereafter or until the death of Mr. Myers and his spouse, if earlier, the Company will pay an annual retirement benefit to Mr. Myers (or his spouse, in the event of his death during said period) equal to one-half of the average of his base salary (not including any bonus payments) for the last three years of his employment by the Company as President and Chief Executive Officer, but such amount will not exceed $330,000 per year. The ten-year period will be extended by one additional year if Mr. Myers serves as President and Chief Executive Officer until April 30, 2012, and by a second additional year if Mr. Myers serves in that capacity until April 30, 2013.

If Mr. Myers’s employment ends between June 21, 2010 and June 20, 2011, he will be entitled to at least four-fifths of the per year retirement benefit calculated as described above, with monthly payments commencing on January 1, 2012. For each day of employment by the Company as President and Chief Executive Officer after June 21, 2010, the per year retirement benefit described in the preceding sentence will be increased by a pro-rata portion of the remaining one-fifth of the per year retirement benefit calculated as described above.

Under our employment agreement with Mr. Myers, we may terminate the employment of Mr. Myers with or without cause at any time. For this purpose, the term “cause” means unsatisfactory performance, inattention to duty, excessive absenteeism, incompetence, misconduct in the performance of duties, embezzlement, fraud, commission of a criminal act, insubordination, personal or professional conduct which may bring public embarrassment or disgrace to the Company, a violation of the Company’s Code of Business Conduct and Ethics or the Code of Ethics for the Chief Executive Officer and Senior Financial Officers (each as may be amended from time to time), or failure to cooperate with an investigation conducted by the Company or by local, state or federal law enforcement authorities. In the event of a termination for cause, the Company would be obligated to pay Mr. Myers his base salary through the date of such termination. In the event of termination without cause, we are obligated to pay Mr. Myers his base salary through the date of termination, and then for a period of 12 months following the date of such termination, conditioned upon Mr. Myers complying with the non-competition and non-solicitation provisions in his employment agreement and his execution of a release of claims. In the event Mr. Myers terminates his employment of his own volition prior to the end of the employment agreement, the Company’s severance obligation to Mr. Myers is to pay his base salary to him through the date of voluntary termination. With respect to any termination of employment other than in connection with a “change of control”, any rights and benefits Mr. Myers may have under the employee benefit plans of the Company will be determined in accordance with the terms and provisions of such plans and programs, and he will remain entitled to receive his vested annual retirement benefits under his employment agreement, described above.

In the event of a “change of control” of the Company, the employment agreement would terminate and Mr. Myers would become entitled to all of the payments and benefits set forth in his existing change of control severance agreement with the Company, as described below, except that Mr. Myers also would remain entitled to the life insurance and his vested annual retirement benefits under his employment agreement.

The employment agreement also contains provisions requiring Mr. Myers to maintain in confidence any confidential information and trade secrets of the Company obtained by him during the term of the agreement, and also restricts his employment in competition with the Company for a period of ten years following his termination of employment with the Company. The agreement with Mr. Myers, as President and Chief Executive Officer, will end on April 30, 2013.

If Mr. Myers’s severance subjects him to a golden parachute excise tax, he is not entitled to any “gross-up” to reimburse him for the excise tax. Furthermore, the Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. As a result of Section 409A of the Internal Revenue Code, severance payments may be delayed for six months after termination of employment.

Change of Control Severance Agreements

We maintain change of control severance agreements with all of our named executive officers. Under the terms of these agreements, upon termination within two years following a “change of control” of the Company for (a) reasons other than “cause”, death or disability or (b) by the executive for “good reason”, the executive would become entitled to receive certain payments and benefits. Upon such a termination of employment, the executive will be entitled to the following: (i) a lump sum cash severance payment in an amount equal to the sum of (w) to the extent not already paid, the executive’s base salary through the date of termination, (x) a pro rata portion of the highest annual bonus received by the executive during the two preceding years, (y) three times the sum of the executive’s annual base salary and the highest annual bonus received by the executive during the two preceding years and (z) in the case of compensation previously deferred by the executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by Casey’s, and any accrued vacation pay not yet paid by Casey’s; and (ii) continuation of benefits, including health insurance and life insurance, for the executive and/or the executive’s family for two years (or such longer period as any plan, program, practice or policy may provide). If any of the severance subjects a named executive officer to a golden parachute excise tax, he or she is not entitled to any “gross-up” to reimburse him or her for the excise tax. Furthermore, the Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code.

The change of control severance agreements contain the following definitions:

“cause” means (i) an act or acts of personal dishonesty taken by the employee and intended to result in substantial personal enrichment of the employee at the expense of the Company, (ii) repeated violations by the employee of the employee’s obligations under the agreement which are demonstrably willful and deliberate on the employee’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (iii) the conviction of the employee of a felony.

“change of control” means (i) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, unless such beneficial ownership was acquired as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person, entity or “group” to 20% or more of the Common Stock then outstanding; provided, however, that if a person, entity or “group” becomes the beneficial owner of 20% or more of the Common Stock then outstanding by reason of share purchases by the Company and, after such share purchases by the Company, becomes the beneficial owner of any additional shares of Common Stock, then such person, entity or “group” will be deemed to have acquired beneficial ownership of 20% or more of the Common Stock; or (ii) individuals who, as of the date of the change of control severance agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of the change of control severance agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) will be, for purposes of the change of control severance agreement, considered as though such person were a member of the Incumbent Board; or (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation to which the Company is a party, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

“good reason” means (i) the assignment to the employee of any duties inconsistent in any respect with the employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities of such employee, which are set forth in the change of control severance agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities; (ii) any failure by the Company to comply with any of the compensation provisions of the change of control severance agreement; (iii) the Company’s requiring the employee to be based at any office or location other than location where the employee was employed immediately preceding the date of the change of control; (iv) any purported termination by the Company of the employee’s employment otherwise than as expressly permitted by the change of control severance agreement; or (v) any failure by the Company to have a successor expressly assume and perform the change of control severance agreement.

On May 27, 2010, the Company entered into amended and restated change of control severance agreements with each of the named executive officers. The new amended and restated change of control severance agreement (i) modified the definition of a “change of control” to provide that a change of control will occur only upon the consummation of a reorganization, merger or consolidation of the Company, rather than upon shareholder approval of the same, and (ii) adds a provision allowing the Company to defer any termination payments for six months if the amount payable is determined by the Company to be deferred compensation, the payment of which is required to be delayed pursuant to the sixth-month delay rule of Section 409A of the Internal Revenue Code.

Grant of Plan-Based Awards

The named executive officers were eligible to receive an award under the Company’s annual incentive compensation program for the 2010 fiscal year. The award was calculated as a percentage of the executive’s base salary and based on the achievement of specific goals for two financial metrics chosen by the Committee and approved by the Board. The target for the incentive compensation award was 35% of base salary, with a maximum award of 50% of base salary. For a description of the annual incentive compensation program, and the procedures followed in setting goals and compensation levels, please see “Compensation Discussion and Analysis—Components of Compensation—Annual Incentive Compensation Program”.

In June 2009, the grants of stock options to purchase the Company’s common stock were made under the Company’s 2000 Stock Option Plan. For a description of the treatment of the stock options granted to the named executive officers in connection with a termination of their employment or a change of control of the Company, please see “Potential Payments Upon Termination or Change of Control”.

The stock options granted in June 2009 may not be exercised for three years from the date of grant and expire 10 years from the date of grant. The exercise price of the stock options cannot be less than the fair market value of the Company’s common stock on the date of grant. In addition, holders of the stock options do not receive dividends or dividend equivalents or have any voting rights with respect to the shares of the Company’s common stock underlying the stock options.

Outstanding Equity Awards at 2010 Fiscal Year-End

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert J. Myers	06-06-03 07-05-05 06-25-07	10,000 — —	— 10,000 10,000	$14.08 20.68 26.92	06-06-13 07-05-15 06-25-17

Terry W. Handley	05-24-01 06-06-03 07-05-05 06-25-07 06-23-09	10,000 10,000 — — —	— — 10,000 10,000 20,000	$11.74 14.08 20.68 26.92 25.26	05-24-11 06-06-13 07-05-15 06-25-17 06-23-19

William J. Walljasper	05-24-01 06-06-03 07-05-05 06-25-07 06-23-09	— 2,000 10,000 — —	— — 10,000 10,000 20,000	$11.74 14.08 20.68 26.92 25.26	05-24-11 06-06-13 07-05-15 06-25-17 06-23-19

Sam J. Billmeyer	06-06-03 07-05-05 06-25-07 06-23-09	10,000 — — —	— 10,000 10,000 20,000	$14.08 20.68 26.92 25.26	06-06-13 07-05-15 06-25-17 06-23-19

Option Exercises

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]
Robert J. Myers	10,000	99,925
Terry W. Handley	—	—
William J. Walljasper	—	—
Sam J. Billmeyer	—	—

[1]

The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

Pension Benefits

As indicated in the Compensation Discussion and Analysis, the employment agreement between the Company and Mr. Myers provides for payments triggered upon retirement under certain circumstances. The table below indicates the present value of the accrued benefit under any applicable plan for Mr. Myers. None of the other named executive officers have any pension arrangements.

Name	Plan Name	Number of Years of Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)
Robert J. Myers	Employment Agreement[3]	—	1,696,649	—

[1]	“Years of Credited Service” is not applicable to the benefits payable under the employment agreement with Mr. Myers.
[2]

“Present Value of Accumulated Benefit” is calculated as of the same pension plan measurement date used for purposes of the Company’s audited financial statements. “Present Value of Accumulated Benefit” is the actuarial present value of accumulated benefits under the plan, determined generally using the same assumptions used for financial statement reporting under GAAP, and is reported as a lump sum regardless of the form of payment under the plan.

[3]

Mr. Myers’s employment agreement contains a benefit triggered upon his retirement that is described on page 41. Mr. Myers’s employment agreement does not provide for an offset for Social Security benefits.

Nonqualified Deferred Compensation

Under the Deferred Compensation Plan, certain employees, including the named executive officers, may voluntarily defer up to 20% of their base salary and up to 100% of any bonuses awarded under the Company’s incentive compensation program. Unlike our tax-qualified KSOP, the participant deferrals under our Deferred Compensation Plan are not matched by the Company.

Elections to defer a portion of base salary and bonus are made by eligible participants in December of each year for amounts to be deferred in the following year. The Deferred Compensation Plan offers certain employees a deferral feature that can be used to supplement the limited deferrals permitted under our KSOP.

Messrs. Myers, Handley and Walljasper are the only persons listed in the Summary Compensation Table who were participants in the Deferred Compensation Plan in the 2010 fiscal year. Details regarding their participation follows.

	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)[1]	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert J. Myers	132,000	—	108,243	—	763,029
Terry W. Handley	59,250	—	55,856	—	224,632
William J. Walljasper	55,500	—	56,853	—	232,150

[1]	The Company makes no contributions to deferrals.
[2]	None of the earnings were included as compensation in the Summary Compensation Table.

Forty mutual fund investment alternatives are available in which plan participants can direct their notional investment. The participant’s investment return is based on their investment selections. Deferrals are immediately vested. Distributions from the plan are allowed at various times, including termination of employment, death, specified date, disability, change of control and in the event of unforeseen emergency. The Deferred Compensation Plan is unfunded and is not subject to the fiduciary requirements of ERISA.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables set out the payments that could be paid to the named executive officers upon a termination of their employment. The amounts shown assume that the termination event occurred on or was effective as of April 30, 2010, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the officer upon his termination. The actual amounts to be paid out can only be determined at the time of actual separation from the Company.

In addition to the amounts shown below, upon termination of employment for any reason, each officer will receive payment of his (i) vested benefits under the Deferred Compensation Plan, (ii) vested account balance under the KSOP and (iii) accrued but unpaid vacation.

Robert J. Myers
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Involuntary Not for Cause Termination[6]	Change in Control (Not for Cause/ Good Reason Termination)[7]
Severance Pay	$—	$—	$—	$—	$—	$660,000	$2,871,000
Value of Long-term Incentives[8]	$—	$—	$—	$—	$—	$—	$296,600
Post-employment Health Care[9]	$—	$—	$—	$192	$—	$—	$192
Life Insurance Proceeds	$—	$—	$1,050,000	$—	$—	$—	$—
Disability Benefits	$—	$—	$—	$90,000	$—	$—	$—
Retirement Benefits[10]	$1,956,533	$1,956,533	$1,956,533	$1,956,533	$1,956,533	$1,956,533	$1,956,533
Total	$1,956,533	$1,956,533	$3,006,533	$2,046,725	$1,956,533	$2,616,533	$5,124,325

[1]

Upon voluntary termination, the Company is obligated to pay salary up to the date of termination. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of the voluntary termination.

[2]

Upon retirement, the Company is obligated to pay salary up to the date of retirement. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of retirement. If Mr. Myers’s remains President and Chief Executive Officer until June 21, 2011, then commencing on January 1, 2012 Mr. Myers will receive one-half of the average of his base salary for the last three years of his employment until his death and following his death, to his surviving spouse until the earlier of December 31, 2021 or the death of his surviving spouse.

[3]

Upon death, Mr. Myers’s beneficiaries would receive payment of the proceeds of Company provided life insurance. All previously vested options remain exercisable by Mr. Myers’s legal representative or beneficiaries for 12 months after the date of death and all unvested options are forfeited as of the date of death.

[4]

Upon Mr. Myers’s becoming permanently incapacitated by reasons of sickness, accident or other physical or mental disability, as such incapacitation is defined by the Company’s Long-Term Disability carrier for a period exceeding 26 weeks during any 12-month period, Mr. Myers’s employment agreement will terminate and he will be entitled to disability benefits under the Company’s Long-Term Disability Plan. If an executive officer becomes “disabled” as defined in the Company-provided Long-Term Disability Plan, the officer would receive monthly disability payments equal to $5,000 per month to age 65.

[5]

Upon termination for cause, the Company is obligated to pay salary up to date of termination. If the termination is for deliberate, willful or gross misconduct, all rights to exercise options expire upon the receipt of such notice of termination.

[6]

Upon an involuntary termination other than for cause (as defined in the employment agreement), the Company is obligated to pay Mr. Myers his current base salary for a period of 12 months following the date of such termination, conditioned upon Mr. Myers complying with the non-competition and non-solicitation provisions in his employment agreement and the execution of a release of claims. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of the termination.

[7]

Upon termination within two years following a change of control for (a) reasons other than cause (as defined in the change of control severance agreement), death or disability or (b) for good reason by Mr. Myers, the Company is obligated to pay (i) salary through the date of termination and a prorated portion of a calculated bonus amount, (ii) severance equal to three times the sum of current annual base salary and a calculated bonus amount; (iii) compensation previously deferred, including accrued interest; and (iv) continued benefits during the remainder of the two year employment period, including life insurance. The Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. In addition, all unexercised stock options will become fully vested.

[8]

The amounts reported for long-term incentives (stock options) represent the in-the-money value of stock options that vest as a result of a termination of employment. The in-the-money value of stock options is calculated based on the closing stock price on April 30, 2010 ($38.63), the last trading day of the fiscal year. No amount is reported for options that were vested prior to April 30, 2010.

[9]	Includes the estimated cost of continued life insurance benefits.
[10]

The amount reported for retirement benefits represents the present value, as of April 30, 2010 using a discount rate of 5.77%, of the ten annual payments described in footnote 2 above, which is the vested portion of the aggregate pension benefit that Mr. Myers would have received under his employment agreement had he terminated employment on April 30, 2010.

William J. Walljasper
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[6]
Severance pay	$—	$—	$—	$—	$—	$1,435,500
Value of long-term Incentives[7]	$—	$—	$—	$—	$—	$564,000
Post-employment Health Care[8]	$—	$—	$—	$26,351	$—	$26,351
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$1,155,000	$—	$—
Total	$—	$—	$50,000	$1,181,351	$—	$2,025,851

Terry W. Handley
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[6]
Severance pay	$—	$—	$—	$—	$—	$1,718,250
Value of long-term Incentives[7]	$—	$—	$—	$—	$—	$564,000
Post-employment Health Care[8]	$—	$—	$—	$33,802	$—	$33,802
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$885,000	$—	$—
Total	$—	$—	$50,000	$918,802	$—	$2,316,052

Sam J. Billmeyer
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[6]
Severance pay	$—	$—	$—	$—	$—	$1,435,500
Value of long-term Incentives[7]	$—	$—	$—	$—	$—	$564,000
Post-employment Health Care[8]	$—	$—	$—	$28,348	$—	$28,348
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$690,000	$—	$—
Total	$—	$—	$50,000	$718,348	$—	$2,027,848

[1]

Upon voluntary termination, the Company is obligated to pay salary up to the date of termination. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of the voluntary termination.

[2]

Upon retirement, the Company is obligated to pay salary up to the date of retirement. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of retirement.

[3]

Upon death, the named executive officers’ beneficiaries would receive payment of the proceeds of Company provided life insurance, if any. All previously vested options remain exercisable by the officer’s legal representatives or beneficiaries for 12 months after the date of death and all unvested options are forfeited as of the date of death.

[4]	If an executive officer becomes “disabled” as defined in the Company-provided Long-Term Disability Plan, the officer would receive monthly disability payments equal to $5,000 per month to age 65.
[5]

Upon termination for cause, the Company is obligated to pay salary up to the date of termination. If the termination is for deliberate, willful or gross misconduct, all rights to exercise options expire upon the receipt of such notice of termination.

[6]

Upon termination within two years following a change of control for (a) reasons other than cause, death or disability or (b) for good reason by each officer, the Company is obligated to pay (i) salary through the date of termination and a prorated annual bonus amount, (ii) severance equal to three times the sum of current annual base salary and a calculated bonus amount; (iii) compensation previously deferred, including accrued interest; and (iv) continued benefits during the remainder of the two year employment period including health insurance and life insurance. The Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. All unexercised stock options will become fully vested.

[7]

The amounts reported for long term incentives (stock options) represent the in-the-money value of stock options that vest as a result of a termination of employment. The in-the-money value of stock options is calculated based on the closing stock price on April 30, 2010 ($38.63), the last trading day of the fiscal year. No amount is reported for options that were vested prior to April 30, 2010.

[8]	Includes the estimated cost of continued health and life insurance benefits.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options, warrants and rights under all equity compensation plans as of April 30, 2010, consisting of the Casey’s General Stores, Inc. 2000 Stock Option Plan, the Director Stock Option Plan and the 2009 Stock Incentive Plan. All such plans have been approved by the shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	959,950	$22.78	4,972,000
Equity Compensation Plans not Approved by Security Holders	None	None	None
Total	959,950	$22.78	4,972,000

DIRECTOR COMPENSATION

During the 2010 fiscal year, each director who was not a Company employee was compensated for services as a director by an annual retainer of $40,000 and a meeting fee of $1,000 for each shareholder and Committee meeting attended. The Chair of the Board and of the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee were compensated for such services by an annual retainer of $6,000. In addition, as part of her services as Chair of the Audit Committee, Ms. Bridgewater was compensated for serving on the “disclosure committee”, an internal management group that reviews the Company’s public disclosures with the independent auditors and outside counsel, by a meeting fee of $1,000 for each meeting attended. Company employees serving on the Board do not receive any compensation for services as a director.

On June 10, 2010, the Board approved changes to the Company’s policies for compensating committee chairs and director attendance at committee meetings, which will take effect following the Annual Meeting. Following the Annual Meeting, the chair of the Audit Committee will be compensated for services as chair of such committee by an annual retainer of $12,000, and members of the Audit Committee will be compensated for their services on such committee by an annual retainer of $6,000 in lieu of per meeting fees. The chair of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee will be compensated for their services as chair of such committees by an annual retainer of $8,000, and the members of such committees will be compensated for their services on such committees by an annual retainer of $4,000 in lieu of per meeting fees. If the Board establishes an additional, “special purpose” committee, the chair of such committee will be compensated by an annual retainer of $4,000, and the members of such committee will be compensated by a meeting fee of $1,000 for each committee meeting attended.

The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s group life insurance plan, with individual coverages of up to $50,000 each. Non-employee directors also are reimbursed for costs associated with their attendance at seminars relating to corporate governance matters, generally up to a maximum of $5,000 per year.

Under the Director Stock Option Plan, each Eligible Non-Employee Director (defined in the Director Stock Option Plan as any person who is serving as a non-employee director of the Company on the last day of a fiscal year) annually received an option to purchase 2,000 shares of Common Stock. The exercise price of all options awarded under the Director Stock Option Plan was the average of the last reported sale prices of shares of Common Stock on the last trading day of each of the 12 months preceding the award of the option. The term of such options was ten years from the date of grant, and each option was exercisable immediately upon grant. In accordance with the terms of the Director Stock Option Plan, Messrs. Lamb, Haynie, Danos, Kimball, Lamberti, Wilkey and Horak and Ms. Bridgewater each received an option on May 1, 2009 to purchase 2,000 shares of Common Stock at an exercise price of $25.49 per share. The Director Stock Option Plan was terminated with the approval of the 2009 Stock Incentive Plan in September 2009.

After the close of the 2010 fiscal year, the Committee authorized the grant of 2,000 restricted stock units to each of the non-employee directors of the Board under the 2009 Stock Incentive Plan. The purpose of this restricted stock unit grant was to provide equity compensation to the non-employee directors who would no longer receive automatic annual grants of stock options under the Director Stock Option Plan. These restricted stock units vested and were settled on the date of grant.

The following table sets out the compensation paid to or on behalf of our directors during the 2010 fiscal year:

Director Compensation Table

Director	Fees Earned or Paid in Cash ($)	Option Awards ($)[1]	All Other Compensation ($)[2]		Total ($)
Diane C. Bridgewater	$65,000	$20,480	$96		$85,576
Johnny Danos	68,000	20,480	40		88,520
Kenneth H. Haynie	60,000	20,480	38		80,518
H. Lynn Horak	48,000	—	—		48,000
William C. Kimball	58,000	20,480	96		78,576
Ronald M. Lamb	55,000	20,480	359,964	[3]	435,444
Jeffrey M. Lamberti	69,000	20,480	96		89,576
Richard A. Wilkey	60,000	20,480	40		80,520

[1]

The stock option award of May 1, 2009 is calculated at the aggregate grant date fair value computed in accordance with FAS 123R. As of April 30, 2010, each director held the following aggregate number of stock options: Mr. Lamb: 2,000 shares; Mr. Haynie: 18,000 shares; Mr. Danos: 12,000 shares; Mr. Kimball: 12,000 shares; Ms. Bridgewater: 6,000 shares; Mr. Lamberti: 4,000 shares and Mr. Wilkey: 2,000 shares.

[2]	Except with respect to Mr. Lamb, the indicated amounts represent the dollar value of life insurance premiums.
[3]

With his passing on June 11, 2010, Mr. Lamb’s spouse currently is receiving retirement benefits under the Non-Qualified Supplemental Executive Retirement Plan (the “SERP”). The indicated amount includes (i) a retirement benefit under the SERP equal in amount to $350,000 per year and (ii) the annual premiums for life and health insurance for Mr. Lamb.

Certain Relationships and Related Transactions

The Company has a written policy requiring the approval by the Audit Committee of transactions between the Company and “related parties” that are required to be disclosed under Item 404 of Regulation S-K, unless the transaction is available to all employees generally or unless the transaction involves less than $5,000, when aggregated with all similar transactions. “Related parties” include senior officers or directors (and their immediate family members), shareholders owning more than 5% of the Company (and their immediate family members) or an entity that is either owned or controlled by such individuals or an entity over which such individuals have a substantial ownership interest or control.

At one store location in Des Moines, Iowa, the Company owns the building and currently leases the land from a trust created by Mr. Lamberti’s grandmother in 1980. The land is the primary asset of the trust. Mr. Lamberti is one of a number of contingent beneficiaries under this trust who are eligible to receive income or principal distributions in the discretion of the trustee. He has never received any income or other distributions from the trust, and does not expect to receive any material distribution from the trust in the future. The Company’s lease extends until September 2012 and provides for a fixed monthly rental payment of $1,300 and payment of an amount equal to 1% of sales by the store. The Company has an option to purchase the property for its fair market value at the end of the lease term. The amounts paid by the Company under the lease during the past three fiscal years were $57,743 in fiscal 2010, $66,506 in fiscal 2009, and $70,819 in fiscal 2008.

The SERP provides for the payment of an annual retirement benefit to specified officers for the earlier of a period of 20 years or until their death, after which such benefits are to be paid to the officer’s spouse for a period ending on the 20th anniversary of the officer’s retirement or the spouse’s death, whichever occurs first.

Mr. Lamb’s spouse and Donald F. Lamberti, a founder of the Company and the father of our director, Jeffrey M. Lamberti, participate in the SERP and receive annual retirement benefits of $350,000 and $275,000, respectively.

Ms. Jackowski, who was employed by the Company as Vice President—Human Resources during the 2010 fiscal year, became an executive officer of the Company on June 6, 2010. During the 2010 fiscal year, Ms. Jackowski received compensation equal to $410,747, which consisted of: (i) base salary of $190,000, (ii) option awards with a grant date value of $108,125, (iii) non-equity incentive plan compensation valued at $85,500 and (iv) other compensation valued at $27,122. The valuation of Ms. Jackowski’s option awards represents the aggregate grant date value of the option awards, as computed in accordance with accounting guidance. For the 2011 fiscal year, in connection with Ms. Jackowski’s promotion to Senior Vice President—General Counsel & Human Resources, Ms. Jackowski’s base salary was increased to $290,000.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

The Audit Committee operates under a Charter approved by the Board of Directors. All members of the Audit Committee are “independent”, as defined by the SEC as well as the applicable Nasdaq listing standards.

The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion as to the fairness of the financial statements and the conformity of those audited financial statements with generally accepted accounting principles. Additionally, the independent auditors express an opinion on whether the Company maintained, in all material respects, effective internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management, internal audit, and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standard No. 61 (Communication With Audit Committees). The Committee also has received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence, and has discussed with the independent auditor the firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2010.

AUDIT COMMITTEE

Diane C. Bridgewater, Chair

Johnny Danos

H. Lynn Horak

William C. Kimball

Jeffrey M. Lamberti

Richard A. Wilkey

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder ratification, the Audit Committee has appointed the firm of KPMG LLP to audit the consolidated financial statements of the Company for the 2011 fiscal year. The Company has used KPMG LLP as its independent auditor for a number of years. Ratification of the appointment of auditors requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. Abstentions will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of independent auditors.

The Board of Directors recommends that shareholders vote FOR such ratification.

Representatives of KPMG LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company’s 2010 Fiscal Year consolidated financial statements.

Independent Auditor Fees

The following table sets forth the aggregate fees billed to the Company and subsidiaries for the last two fiscal years ended April 30, 2009 and April 30, 2010 by the Company’s independent auditor, KPMG LLP:

	2009	2010
Audit Fees (a)	$408,000	$408,000
Audit-Related (b)	16,500	12,500
Tax Fees (c)	0	0
All Other Fees	0	0

	$424,500	$420,500

(a)	Includes fees for review of SEC filings and for internal controls attestation under Section 404 of the Sarbanes Oxley Act of 2002.
(b)	Fees for audits of employee benefit plans.
(c)	Fees for tax return preparation and tax consulting.

The chair of the Audit Committee has advised the Board of Directors that the Audit Committee has determined the non-audit services rendered by KPMG LLP during the Company’s most recent year are compatible with maintaining the independence of the auditors.

Prior to the issuance of its audit report, KPMG LLP communicated (i) its responsibility under existing standards generally accepted in the United States of America; (ii) all critical accounting policies and practices used by the Company; and (iii) other significant written communication between KPMG LLP and management of the Company.

Pre-Approval Procedures

Under its charter, the Audit Committee shall pre-approve all audit and any permitted non-audit services provided to the Company by the independent auditors and the fees to be paid for those services. The Audit Committee may delegate authority to subcommittees (consisting of one or more members) to grant pre-approvals of certain audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent auditor to the Company during the 2010 fiscal year were pre-approved by the Audit Committee or its chairman pursuant to delegated authority.

PROPOSAL 3

COUCHE-TARD’S BYLAW AMENDMENT REPEAL PROPOSAL

Couche-Tard has notified the Company and publicly announced that it intends to present a proposal for shareholder action at the Annual Meeting, which proposal will seek to repeal any new bylaws or amendments to the Bylaws that are adopted by the Board, without shareholder approval, after June 10, 2009 and, if adopted, prior to the adoption of its proposal by Casey’s shareholders. As of the date of this Proxy Statement, the Board has not adopted any new bylaws or amendments to the Bylaws since June 10, 2009. However, based upon Couche-Tard’s notice, public announcements and filings, the Company believes that Couche-Tard and its affiliates will propose adoption of its Bylaw Amendment Repeal Proposal at the Annual Meeting if any new bylaws or amendments to the Bylaws are adopted by the Board without shareholder approval after the date of this Proxy Statement and prior to the Annual Meeting and will solicit proxies for this purpose. If no bylaws or amendments to the Bylaws are adopted between the date of this Proxy Statement and the Annual Meeting, it is expected that Couche-Tard’s Bylaw Amendment Repeal Proposal will not be voted upon at the Annual Meeting.

The Bylaw Amendment Repeal Proposal is NOT endorsed by the Board, and we urge you NOT to sign or return any proxy card that you may receive from Couche-Tard.

Specifically, Couche-Tard asked our shareholders to adopt the following Bylaw resolution:

“RESOLVED, the Corporation’s Bylaws be and hereby are amended to repeal any new bylaw or any amendments to the Bylaws, enacted after June 10, 2009 and prior to the time of the enactment of this shareholder resolution, which have not been approved by the affirmative vote of the shareholders of the Corporation and no such bylaws or amendments to the Bylaws may be reinstated or readopted by action of the Board without the affirmative vote of the holders of at least a majority of the shares represented at the meeting and entitled to vote on the subject matter, where a quorum is present.”

The Board of Directors urges shareholders to vote AGAINST Couche-Tard’s Bylaw Amendment Repeal Proposal.

The Board is charged with the responsibility of managing the Company. In order to permit the Board to carry out its management duties and correspondingly fulfill its fiduciary duties to the Company and its shareholders, the Bylaws provide that the Board has the power to alter, amend or repeal the Bylaws and to adopt new Bylaws. Couche-Tard’s Bylaw Amendment Repeal Proposal seeks to repeal all amendments to the Bylaws adopted by the Board without shareholder approval after June 10, 2009 and, if adopted, prior to the effectiveness of such proposal, without regard to the subject matter of any Bylaw amendment in question. The Board believes that such a blanket repeal of any Bylaw amendment adopted by the Board without shareholder approval could have the effect of repealing one or more properly adopted Bylaw amendments which are in the best interests of the Company, its shareholders and its other constituencies and which the Board determined to adopt in furtherance of its fiduciary duties. As a public company subject to the federal proxy rules, it might be impracticable, if not impossible, for the Company to obtain shareholder approval for a necessary Bylaw amendment within a timeframe necessary to serve the best interests of the Company, its shareholders and its other constituencies. For this reason, the Board believes the Bylaw Amendment Repeal Proposal represents Couche-Tard’s attempt to interfere with the Board’s ability to act in accordance with its fiduciary duties to the Company’s shareholders and therefore should be rejected.

The Board recommends a vote AGAINST the adoption of Couche-Tard’s Bylaw Amendment Repeal Proposal. Proxies solicited by the Board will be voted AGAINST the Bylaw Amendment Repeal Proposal unless a contrary vote is specified.

ANNUAL REPORTS

The Company’s 2010 Annual Report, including consolidated financial statements, is being mailed to shareholders with this Proxy Statement, but does not form a part of the material for the solicitation of proxies. The Company will provide without charge to each shareholder, on written request, a copy of the Company’s Annual Report on Form 10-K for the year ended April 30, 2010, including the consolidated financial statements and schedules thereto, filed with the SEC. If a shareholder requests copies of any exhibits to such Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to Brian J. Johnson, Vice President—Finance and Corporate Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-0845.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal which a shareholder intends to present at the annual meeting of shareholders in September 2011 must be received by the Company by April 14, 2011 in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to such meeting, unless the date of the 2011 annual meeting is changed by more than 30 days from September 23, 2011, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2011 annual meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations governing the solicitation of proxies.

Separate and apart from, and in addition to, the above SEC requirements governing notice of shareholder proposals to be included in the Company’s proxy statement are the Company’s advance notice requirements, as set forth in the Bylaws. Under the Bylaws, a shareholder may bring other business before the 2011 annual meeting of shareholders only by delivering written notice to the Corporate Secretary not earlier than May 26, 2011, and not later than June 24, 2011, unless the date of the 2011 annual meeting is more than 30 days before September 23, 2011, or more than 60 days after September 23, 2011, in which case written notice must be provided not less than 90 days nor more than 120 days prior to the date of the 2011 annual meeting. Among other requirements, the notice must set forth certain information concerning such shareholder and all persons or entities acting in concert with the shareholder, including their names, addresses and number of shares owned of record, rights to acquire shares and other derivative securities or short interests held, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, a description of all arrangements or understandings between such shareholder and any other persons in connection with the proposal of such business, a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting and such other information regarding the proposal as would be required to be included in a proxy statement filed with the SEC. The chairman of the meeting may determine that particular items of business were not properly brought before the annual meeting in accordance with the Bylaws, in which case any such business shall not be transacted.

A shareholder proposing business to be conducted at an annual meeting or nominees for election to the Board of Directors at an annual meeting must be a shareholder of the Company both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any shareholder desiring a copy of the Bylaws will be furnished a copy without charge upon written request addressed to Brian J. Johnson, Vice President—Finance and Corporate Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-0845.

PROXY SOLICITATION

The Company will pay all solicitation expenses in connection with this Proxy Statement and related Company proxy soliciting material, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Company’s solicitation of proxies. Proxies are being solicited through the mail. Certain executive officers and other employees of the Company named in Annex A, on behalf of the Company and without additional compensation, may also solicit proxies personally, by telephone, fax, email or other electronic means. Shareholders may also be solicited by means of press releases issued by the Company and posted on its Web site.

In addition, the Company has engaged MacKenzie to assist it in connection with soliciting proxies for a fee estimated not to exceed $250,000, plus reasonable out-of-pocket expenses. The Company has agreed to indemnify MacKenzie against certain liabilities relating to or arising out of the engagement. MacKenzie estimates that approximately 50 of its employees will assist in this proxy solicitation, which they may conduct personally, by mail, telephone, fax, email or other electronic means.

The Company will request banks, brokers and other custodians, Nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities.

The Company estimates that its expenses related to the solicitation in excess of those normally spent for an annual meeting of shareholders in the absence of a proxy contest (and excluding the salaries and wages of the Company’s regular employees and officers) will be approximately $1.5 million, of which $350,000 has been incurred as of the date of this Proxy Statement.

Additional information about persons who are participants in this proxy solicitation is set forth in Annex A.

OTHER MATTERS

So far as the Board of Directors and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

By Order of the Board of Directors,

Brian J. Johnson

Vice President—Finance and Corporate Secretary

August 12, 2010

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

ANNEX A

INFORMATION REGARDING PARTICIPANTS

Unless otherwise noted, capitalized terms used but not defined in this Annex A shall have the meanings ascribed to them in the Proxy Statement to which this Annex A is attached.

The Company, its directors, its nominees for election to the Board of Directors and certain of its executive officers and employees are participants in the solicitation of proxies in connection with the Annual Meeting. The directors, the Board’s nominees for election to the Board of Directors and the executive officers and employees of the Company who are participants in the solicitation (the “Participants”) are listed below, together with the amount of each class of the Company’s securities beneficially owned by each of these persons and their associates as of July 29, 2010 (other than with respect to the KSOP shares, which is as of April 30, 2010, as discussed in footnote 2 to the following table), including the number of securities for which beneficial ownership can be acquired within 60 days of such date. Except as otherwise noted below, no Participant listed below owns any securities of the Company other than shares of Common Stock, and no Participant listed below owns any securities of the Company of record that such Participant does not own beneficially. Except as otherwise noted below, the business address of each Participant is Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045. The principal occupation and name and principal business of the employer of each Participant whose present principal occupation is not with the Company is set forth under the heading “Proposal 1” in the Proxy Statement to which this Annex A is attached.

Name and Title of Participant	Direct Ownership	Shares Subject to Options(1)	KSOP Shares(2)	Total Amount and Nature of Beneficial Ownership(3)
Diane C. Bridgewater, Director(4)	2,000	6,000	—	8,000
Johnny Danos, Director(5)	9,275	12,000	—	21,275
Kenneth H. Haynie, Director(6)	29,162	18,000	—	47,162
H. Lynn Horak, Director(7)	2,000	—	—	2,000
William C. Kimball, Director(8)	5,541	12,000	—	17,541
Jeffrey M. Lamberti, Director(9)	27,400	4,000	—	31,400
Richard A. Wilkey, Director(10)	2,000	2,000	—	4,000
Robert J. Myers, President and Chief Executive Officer; Director	38,000	20,000	7,444	65,444
Terry W. Handley, Chief Operating Officer	—	40,000	9,780	49,780
William J. Walljasper, Senior Vice President and Chief Financial Officer	—	32,000	4,912	36,912
Sam J. Billmeyer, Senior Vice President—Logistics and Acquisitions	—	30,000	3,966	33,966
Julia L. Jackowski, Senior Vice President—General Counsel & Human Resources(11)	8,500	24,500	2,835	35,835
Michael R. Richardson, Vice President—Marketing	—	20,000	36,150	56,150

*	Less than 1%
(1)	Consisting of shares (which are included in the totals) that are subject to acquisition within 60 days of July 29, 2010 through the exercise of stock options granted under the 2000 Stock Option Plan or the Director Stock Option Plan, but which cannot be presently voted by the executive officers or non-employee directors holding the options. See the sections entitled “Director Compensation” and “Compensation Discussion and Analysis—Long-term Incentive Compensation” in the Proxy Statement.
(2)

The amounts shown (which are included in the totals) consist of shares allocated to the named executive officers’ accounts in the KSOP as of April 30, 2010 (the most recent allocation made by the Trustee of the

KSOP) over which the officer exercises voting power. Under the trust agreement creating the KSOP, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants’ directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.

(3)	Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the individuals’ direct ownership of shares, shares subject to the exercise of options within 60 days of July 29, 2010 and KSOP shares.
(4)	The business address of Ms. Bridgewater is Life Care Services, LLC, 400 Locust Street, Suite 820, Des Moines, Iowa 50309.
(5)	The business address of Mr. Danos is LWBJ, LLC, 4200 University Ave., Suite 410, West Des Moines, Iowa 50266. The amount shown includes 100 shares owned by Mr. Danos’s spouse.
(6)	The business address of Mr. Haynie is Ahlers & Cooney, P.C., 100 Court Ave., Suite 600, Des Moines, Iowa 50309.
(7)	The business address of Mr. Horak is 504 Grand Oaks Drive, West Des Moines, Iowa 50265.
(8)	The amount shown includes 410 shares held by the spouse of Mr. Kimball. The business address of Mr. Kimball is Kimball-Porter Investments LLC, 5525 Merle Hay Road, Suite 250, Johnston, Iowa 50131. The amount shown includes 410 shares owned by Mr. Kimball’s spouse.
(9)	The amount shown includes 400 shares held for the benefit of a minor child. The business address of Mr. Lamberti is Block, Lamberti & Gocke, P.C., 210 N.E. Delaware Ave., Suite 200, Ankeny, Iowa 50021.
(10)	The business address of Mr. Wilkey is 4705 Aspen Drive, West Des Moines, Iowa 50265.
(11)	The amount shown includes 4,000 shares held by Bridges of Iowa, a not-for-profit corporation, for which Ms. Jackowski’s spouse serves as Executive Director.

INFORMATION REGARDING TRANSACTIONS IN THE COMPANY’S SECURITIES BY PARTICIPANTS

Except as set forth in the table below, no Participant has purchased or sold any security of the Company within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Amount of Capital Stock		Transaction Footnote
Diane C. Bridgewater	6/23/2010 5/1/2009	2,000 2,000		(2 (1	) )

Johnny Danos	6/23/2010 5/1/2009 3/19/2009	2,000 2,000 100		(2 (1 (3	) ) )

Kenneth H. Haynie	6/23/2010 4/23/2010 1/5/2010 11/3/2009 9/14/2009 5/1/2009 4/22/2009 9/12/2008 9/11/2008	2,000 2,000 (2,000 (500 (3,000 2,000 2,000 (2,000 (2,000	) ) ) ) )	(2 (5 (4 (6 (4 (1 (5 (4 (4	) ) ) ) ) ) ) ) )

H. Lynn Horak	6/23/2010	2,000		(2)

William C. Kimball	6/23/2010 5/1/2009	2,000 2,000		(2 (1	) )

Jeffrey M. Lamberti	6/23/2010 5/1/2009 12/25/2008	2,000 2,000 100		(2 (1 (6	) ) ),(7)

Richard A. Wilkey	6/23/2010 5/1/2009	2,000 2,000		(2 (1	) )

Robert J. Myers	6/22/2010 5/11/2009	10,000 10,000		(5 (5	) )

Terry W. Handley	6/23/2009 9/9/2008 9/9/2008	20,000 (10,000 10,000)		(1 (8 (5	) ) )

William J. Walljasper	6/23/2009 3/24/2009 3/24/2009 10/1/2008 10/1/2008	20,000 (500 500 (1,000 1,000	) )	(1 (8 (5 (8 (5	) ) ) ) )

Sam J. Billmeyer	6/23/2009	20,000		(1)

Julia L. Jackowski	6/23/2009	12,500		(1)

(1)	Award of stock options.
(2)	Award of restricted stock units (award vested on date of grant).
(3)	Purchased by spouse.

(4)	Open market or private sale of non-derivative or derivative security.
(5)	Shares acquired upon exercise of options.
(6)	Bona fide gift.
(7)	Received as custodian under Iowa Uniform Transfers to Minors Act.
(8)	Sale of shares acquired upon exercise of stock options.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

Except as described in this Annex A or otherwise disclosed in this Proxy Statement, to the Company’s knowledge:

•	No associate of any Participant beneficially owns, directly or indirectly, any securities of the Company.

•	No Participant beneficially owns, directly or indirectly, any securities of any subsidiary of the Company.

•

Since the beginning of the Company’s last fiscal year, no Participant or any of his or her associates or immediate family members was a party to any transaction, or is to be a party to any currently proposed transaction, in which (a) the Company was or is to be a participant, (b) the amount involved exceeded or exceeds $120,000 and (c) any such Participant, associate or immediate family member had or will have a direct or indirect material interest.

•

No Participant or any of his or her associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

•

No Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•

No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than, with respect to each of the Board’s nominees, such nominee’s interest in election to the Board of Directors.

Except as otherwise disclosed in this Proxy Statement, (a) no occupation carried on by any director during the past five years was carried on with any corporation or organization that is a parent, subsidiary or other affiliate of the Company, (b) there are no family relationships among any of the directors and any executive officer of the Company, nor is there any arrangement or understanding between any director, executive officer and any other person pursuant to which that director or executive officer was selected as a director or executive officer of the Company, as the case may be and (c) there are no material proceedings in which any director or executive officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

VOTE BY INTERNET	WWW.CESVOTE.COM
Use the Internet to submit your proxy until 11:59 p.m., Eastern Time, on September 22, 2010. Have your proxy card in hand when you access the website listed above and follow the instructions provided.
VOTE BY TELEPHONE	1-888-693-8683
Use any touch-tone telephone to submit your proxy until 11:59 p.m., Eastern Time, on September 22, 2010. Have your proxy card in hand when you call and follow the instructions provided.
VOTE BY MAIL
Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: Corporate Election Services, PO Box 3230, Pittsburgh PA 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and submit your proxy: www.cesvote.com	Vote by Mail Sign and return your proxy in the postage-paid envelope provided.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting, proxy statement and proxy card are available at www.caseys.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

  MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

CASEY’S GENERAL STORES, INC.	PROXY CARD

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

ONE CONVENIENCE BOULEVARD ANKENY, IOWA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON SEPTEMBER 23, 2010.

The undersigned hereby appoints Robert J. Myers and William C. Kimball as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of Common Stock of Casey’s General Stores, Inc. held of record by the undersigned on July 29, 2010 at the annual meeting of shareholders to be held on September 23, 2010, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

, 2010
Shareholder Sign Here	Date
, 2010
Shareholder (Joint Owner) Sign Here	Date

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Proxy Solicited on Behalf of the Board of Directors

2010 Annual Meeting of Shareholders

September 23, 2010

Annual Meeting of Shareholders of Casey’s General Stores, Inc.

Please review the Proxy Statement and vote today in one of three ways.

(See reverse side for instructions)

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

  MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 AND AGAINST Proposal 3.

1.	Election of Directors:

(1) Robert J. Myers	(2) Diane C. Bridgewater	(3) Johnny Danos	(4) H. Lynn Horak

(5) Kenneth H. Haynie	(6) William C. Kimball	(7) Jeffrey M. Lamberti	(8) Richard A. Wilkey

☐ FOR all nominees listed above		☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)		to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.

2.	To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending April 30, 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Couche-Tard Proposal to repeal any new Bylaws or amendments to the Bylaws adopted by the Board of Directors, without shareholder approval, after June 10, 2009 and prior to the effectiveness of the resolution effecting such repeal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To transact such other business as may properly come before the meeting.

(Continued, and please sign on reverse side.)

CASEY’S GENERAL STORES, INC. ANNUAL MEETING OF SHAREHOLDERS September 23, 2010 VOTING INSTRUCTION FORM Casey’s General Stores, Inc. 401(k) Plan (the “KSOP”)

VOTE BY INTERNET https://www.directvote.com/casy	VOTE BY TELEPHONE 1-866-825-8310	VOTE BY MAIL

Have this form available when you visit the secure voting site and follow the simple instructions. You may elect to receive an e-mail confirmation of your vote.	Call toll-free on a touch-tone phone, 24 hours a day, seven days a week. Have this form available when you call and follow the simple instructions.	Mark, date and sign this voting direction form and mail promptly in the postage-paid envelope. Do not return the form if you vote by telephone or by Internet.

All instructions, whether by Internet, telephone or mail, must be received by the Trustee no later than 11:59 P.M., Eastern time, on September 20, 2010, to be included in the voting results.

UNLESS YOU HAVE VOTED BY TELEPHONE OR ON THE INTERNET, PLEASE SIGN, DATE

AND MAIL THIS INSTRUCTION FORM PROMPTLY IN THE ENVELOPE PROVIDED

Detach Here

CASEY’S GENERAL STORES, INC.

ANNUAL MEETING OF SHAREHOLDERS

September 23, 2010

Casey’s General Stores, Inc. 401(k) Plan (the “KSOP”)

INSTRUCTIONS TO: Principal Trust Company, as Trustee of the Casey’s General Stores, Inc. 401(k) Plan (the “KSOP”)

I hereby direct that the voting rights pertaining to all shares of Common Stock of Casey’s General Stores, Inc. held by the Trustee and allocated to my account in the KSOP shall be exercised at the annual meeting of the shareholders of Casey’s General Stores, Inc. to be held on September 23, 2010, or at any adjournment of such meeting, in accordance with the instructions on the reverse side hereof, in voting upon the election of Directors, the ratification of the appointment of KPMG LLP as the independent auditors for the fiscal year ending April 30, 2011, the Bylaw amendment repeal proposal proposed by Alimentation Couche-Tard Inc., and on any other business that may properly come before the meeting.

You are entitled to direct the voting of the total number of shares of Common Stock of Casey’s General Stores, Inc. allocated to your account in the KSOP through July 29, 2010, the record date for voting at the September 23, 2010, annual meeting of shareholders, if your completed and signed Instruction Card or your telephone or Internet vote is received by the independent plan tabulator, agent for the Trustee, no later than 11:59 PM, Eastern time, September 20, 2010. If your voting instructions are not timely received, the shares allocated to your account and the other shares held by the Trustee for which no instructions were timely received will be voted in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND

RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO BE COMPLETED, SIGNED AND DATED ON REVERSE SIDE.

UNLESS YOU HAVE VOTED BY TELEPHONE OR ON THE INTERNET, PLEASE SIGN, DATE

AND MAIL THIS INSTRUCTION FORM PROMPTLY IN THE ENVELOPE PROVIDED.

The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and AGAINST Proposal 3.

1. Election of Directors:
01 - Robert J. Myers	02 - Diane C. Bridgewater	03 - Johnny Danos
04 - H. Lynn Horak	05 - Kenneth H. Haynie	06 - William C. Kimball
07 -Jeffrey M. Lamberti	08 - Richard A. Wilkey

☐ Mark here to vote FOR all nominees.		☐ Mark here to WITHHOLD vote from all nominees.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.

2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending April 30, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Couche-Tard Proposal to repeal any new Bylaws or amendments to the Bylaws adopted by the Board of Directors, without shareholder approval, after June 10, 2009 and prior to the effectiveness of the resolution effecting such repeal.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To transact such other business as may properly come before the meeting.

, 2010
Signature	Title	Date

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.